Exhibit 10.37

Loan No. 20048551001

Property Name: 1500 Eckington Place

AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND FIXTURE FILING

from

XM 1500 ECKINGTON LLC

to

ELISABETH ZAJIC

for the benefit

of

MERRILL LYNCH MORTGAGE LENDING, INC.

Dated as of August     , 2004

Lots: 29 & 30

Square: 3518

District of Columbia

PREPARED BY AND UPON RECORDATION RETURN TO:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: David M. Traitel, Esq.

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DEFINITIONS

For all purposes of this Deed of Trust, the following capitalized terms shall have the meaning set forth below or in the provision referenced below:

“Affiliate” shall mean, with respect to any party, each Person that Controls, is Controlled by or is under common Control with such party.

“Appraisal” shall mean an appraisal of the Property, reasonably satisfactory to Lender in form and content, performed by an Appraiser.

“Appraiser” shall mean a licensed real estate appraiser who is a member of the American Institute of Real Estate Appraisers, having sufficient expertise and experience to perform an Appraisal, and otherwise reasonably satisfactory to Lender.

“Architect” shall mean a reputable architect, engineer licensed in the State, or general contractor selected by Borrower and reasonably satisfactory to Lender.

“Assignment” shall mean the Amended and Restated Assignment of Rents and Leases of even date herewith from Borrower to Lender pertaining to the Property, as the same may be amended, supplemented or modified from time to time.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Borrower” shall have the meaning set forth in the first paragraph on page 1 hereof.

“Business Day” shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York (and at any time during which the Loan is an asset of a public or private offering of securities which are collateralized in whole or in part by this Deed of Trust (a “Securitization”), the cities and states used in the comparable definition of “Business Day” in the Securitization documents) are authorized by law to be closed.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended or supplemented from time to time.

“Claim” shall have the meaning set forth in Section 13.4 hereof.

“Collateral” shall mean all of the Property which is governed by the UCC.

“Contracts” shall have the meaning set forth in the NINTH granting clause hereof.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise (by way of clarification, a Person is in Control of another Person only if such Control cannot be limited or divested by the actions of any other Person). The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“Corporate Financing” shall have the meaning attributed to such term in Section 8.2(b) below.

“Costs” shall mean, collectively, all liens, damages, losses, fines, liabilities, obligations, settlements, penalties, assessments, citations, directives, claims, litigations, demands, response costs (including, without limitation, investigation, removal, remediation, mitigation, containment, post-closure and monitoring costs), defenses, judgments, suits, proceedings, costs, laboratory fees, disbursements and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements). “Costs” shall also include any future reduction in sales price of, or unmarketability and consequent inability of Lender or Trustee to sell the Property pursuant to the power of sale provided herein, and the lost opportunity costs resulting from the inability of Lender or Trustee to sell or dispose of its interest in the Property, all as a consequence of any event described in Section 13.1, but, in any case, only to the extent Lender is unable to realize proceeds to satisfy the Debt.

“Debt” shall have the meaning set forth in the recitals hereof.

“Deed of Trust” shall have the meaning set forth in the first paragraph on page 1 hereof.

“Default Rate” shall have the meaning set forth in the Note.

“Environmental Laws” shall mean, collectively, any federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decisions or injunctions, and any judicial or administrative order, judgment, permit or authorization issued pursuant thereto, pertaining to the environment, natural resources, pollution or clean-up, including, without limitation, each of the laws, statutes and ordinances identified in the definition of Hazardous Materials hereinafter set forth, as enacted as of the date hereof and as hereafter amended or supplemented, and all regulations promulgated pursuant thereto.

“Equipment” shall have the meaning set forth in the FOURTH granting clause hereof.

“Event of Default” shall have the meaning set forth in Section 11.1 hereof.

“Governmental Authority” shall mean any federal, state, regional, local or other government or political subdivision or agency thereof and any body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” shall mean and include (i) those elements, wastes, materials, substances or compounds identified or regulated as hazardous or toxic pursuant to CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, all as amended from time to time, relating to or affecting the Property, (ii) any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products or wastes, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents) or any other substances or materials which are identified by or regulated by Environmental Laws, on, in, under or affecting all or any portion of the Property or migrating from the Property to any surrounding areas, and (iii) any substances now or hereafter defined as or included in the definitions of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “pollutants”, “contaminants” or “toxic substances” under any applicable Legal Requirements.

“Improvements” shall have the meaning set forth in the SECOND granting clause hereof.

“Indemnitor” shall have the meaning set forth in Section 12.1 hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Deed of Trust, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be adopted by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other authority exercising similar functions.

“Investor” shall mean any actual or potential purchaser, transferee, assignee, servicer, participant or investor in a Secondary Market Transaction.

“Leases” shall have the meaning set forth in the FIFTH granting clause hereof.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions (including, without limitation any of the foregoing relating to Hazardous Materials) affecting Borrower, the Property or the ownership, occupancy, construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, including, without limitation, (i) any which may require repairs, modifications or alterations in or to the Property, (ii) any which may in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, (iii) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, any time in force affecting or relating to the Property, or (iv) any which may pertain to requirements for equal opportunity, anti-discrimination, disability accommodation, safety, environmental protection, zoning or land use.

“Lender” shall have the meaning set forth in the first paragraph on page 1 hereof.

“Licenses” shall have the meaning set forth in the EIGHTH granting clause hereof.

“Lien” shall mean, with respect to any property or asset, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, right of reverter, option to purchase, reversionary interest, right of priority over property or other security agreement (or

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similar arrangement) of any kind or nature whatsoever on or with respect to such property or asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Loan” shall have the meaning set forth in the recitals on page 1 hereof.

“Loan Documents” shall mean, collectively, all documents, instruments, certifications and agreements now or hereafter given in connection with, evidencing, securing or relating to the Loan or the indebtedness evidenced by the Note, including, without limitation, all indemnities, and guaranties, the Note, this Deed of Trust, related UCC financing statements, the Assignment and the Reserve Agreement.

“Maturity Date” shall have the meaning set forth in the Note.

“Net Proceeds” shall mean, in connection with any casualty, the insurance proceeds actually received by Lender and in connection with any Taking, any condemnation awards, proceeds or other payments, in either case, including any interest accrued or which accrues thereon and less any reasonable adjusters’ fees and expenses and all costs and expenses, including, without limitation, all reasonable architects’, attorneys’, engineers’ and other consultants’ and professionals’ fees and disbursements incurred by Lender in connection with the casualty or Taking in question.

“Note” shall have the meaning set forth in the recitals on page 1 hereof.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate of Borrower signed by the President, any Vice President, the Treasurer or any other officer authorized so to sign by the board of directors or managers, as applicable, of Borrower (or of its managing member) or pursuant to the by-laws or limited liability company operating agreement, as applicable, of Borrower, and delivered to Lender or, if Borrower is a partnership with one or more corporate general partners, a certificate so executed by such general partner(s) and/or any other partners having the power and authority to sign on behalf of Borrower or, if Borrower is a limited liability company with one or more corporate members, a certificate so executed by such member(s) and/or any other members having the power and authority to sign on behalf of Borrower.

“Original Principal” shall have the meaning set forth in Section 8.2 hereof.

“Original Principal Collateral Agreement” shall mean that certain Third Amended and Restated Shareholders and Noteholders Agreement dated as of June 16, 2003 made by and among Original Principal, XM, Clear Channel Investments, Inc., Columbia XM Radio Partners, LLC, DIRECTV Enterprises, LLC, General Motors Corporation, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, AEA XM Investors I LLC, AEA XM Investors II LLC, AEA XM Investors IA LLC, AEA XM Investors IIA LLC, Columbia XM Satellite Partners III, LLC, Columbia Capital Equity Partners III (QP), L.P., Columbia Capital Equity Partners II (QP), L.P., American Hondo Motor Co., Inc.,

Black Bear Fund I, L.P., Black Bear Fund II, L.L.C., Black Bear Offshore Master Fund Limited, among others, as such agreement may be amended from time to time, provided, however, that the provisions of Section 8.9 of such agreement are not materially modified from and after the date hereof.

“Other Charges” shall have the meaning set forth in Section 4.1 hereof.

“Ownership Change” shall mean an event that results in Original Principal no longer being in Control of Borrower.

“Payment Date” shall have the meaning set forth in the Note.

“Permitted Encumbrances” shall have the meaning set forth in Section 1.1 (d) hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, estate, trust, limited liability company, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing, and any of the heirs, executors, legal representatives, successors and assigns of any of the foregoing, as applicable.

“Premises” shall have the meaning set forth in the FIRST granting clause hereof.

“Prepayment Charge” shall have the meaning set forth in the Note.

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the recitals hereof.

“Rating Agencies” shall mean Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., and Fitch, Inc. or any successors thereto.

“Rents” shall have the meaning set forth in the FIFTH granting clause hereof.

“Reserve Account” shall have the meaning set forth in Section 4.3 hereof.

“Reserve Agreement” shall mean that agreement dated the date hereof, made by Borrower in favor of Lender, in connection with additional Reserves, if any, required by Lender, other than for Taxes and insurance premiums expressly provided for in Article IV hereof.

“Reserves” shall have the meaning set forth in Section 4.3 hereof.

“Restoration Work” shall have the meaning set forth in Section 3.3 hereof.

“Retention Amount” shall have the meaning set forth in Section 3.4 (e) hereof.

“Secondary Market Transaction” shall be (1) any sale of the Deed of Trust, Note and other Loan Documents to one or more Investors as a whole loan, (2) a participation of the Debt to one or more Investors, (3) a securitization of the Loan, (4) any other sale or transfer of the Debt or any interest therein to one or more Investors.

“Special Purpose Entity” shall mean an entity which owns no interest or property other than the Property or interests in Borrower and otherwise is required to comply with the Special Purpose Entity Provisions.

“Special Purpose Entity Provisions” shall mean the provisions required by Lender to be included in the Borrower’s organizational documents as of the date hereof to satisfy Lender’s bankruptcy-remote requirements. Such provisions deal with certain prohibited activities of the entity, subordination of certain indemnification obligations, separateness covenants and, if applicable, anti-dissolution, voting and independent director requirements.

“State” shall mean the District of Columbia.

“Taking” shall mean a taking or voluntary conveyance during the term hereof of any of the Property, or any interest therein or right accruing thereto or the use thereof or relocation of any roadway providing direct access thereto, including, without limitation, any change of grade of any street, road, avenue or the widening of streets, roads or avenues adjoining or abutting the Premises, or any other injury to, or decrease in value of the Property, as the result of, or in settlement of any condemnation or other eminent domain proceeding affecting the Property whether or not the same shall have actually been commenced.

“Taxes” shall have the meaning set forth in Section 4.1 hereof.

“Transfer” shall mean any direct or indirect sale, conveyance, mortgaging, grant, bargain, alienation, encumbrance, pledge, assignment or other transfer of the Property or any part thereof, or legal or beneficial interest therein, or agreement to do any of the foregoing, whether voluntary or involuntary, including, without limitation, all of the items enumerated in Section 8.1 hereof.

“Trustee” shall mean the Person identified as such in this Deed of Trust and its successors and assigns.

“UCC” shall mean the Uniform Commercial Code as in effect in the State.

“XM” shall have the meaning attributed to such term in Section 3.3(b) hereof.

THIS AMENDED AND RESTATED DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (as the same may be supplemented, amended, modified or extended from time to time, “Deed of Trust”) is made as of August     , 2004, by XM 1500 ECKINGTON LLC, a Delaware limited liability company, having an address at 1500 Eckington Place, NE, Washington D.C. 20002 (“Borrower”), to ELISABETH ZAJIK, a having an address c/o First American Title Insurance Company, 1801 K Street NW, Suite 200K, Washington, D.C. 20006 (“Trustee”), for the benefit of MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an address at 4 World Financial Center, New York, New York 10080 attention: Commercial Mortgage Financing (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower is the owner of the fee simple interest in the real property described in Exhibit A annexed hereto and made a part hereof (the “Premises”).

WHEREAS, Lender is the present owner and holder of, and the Borrower is the current obligor under, that certain Secured Promissory Note (the “Existing Note”) described on Schedule 1 annexed hereto and made a part hereof, which Existing Note has an unpaid principal balance of $                    .

WHEREAS, the Existing Note is secured by that certain Deed of Trust and Fixture Filing (the “Existing Deed of Trust”) described on Schedule II annexed hereto and made a part hereof, encumbering the Property (as hereinafter defined).

WHEREAS, on the date hereof, Borrower and Lender are amended and restating the Existing Note pursuant to a certain Amended and Restated Secured Promissory Note of even date with this Deed of Trust, made by Borrower to the order of Lender (as same may hereafter be amended, modified, extended or replaced, the “Note”).

WHEREAS, Borrower, Trustee and Lender desire to (1) amend and restated in its entirety the indebtedness evidenced by the Existing Note and such indebtedness as so amended and restated shall constitute a single indebtedness in the principal amount of THIRTY THREE MILLION THREE HUNDRED THOUSAND and 00/100 DOLLARS ($33,300,000.00) (the “Loan”), all on the terms and conditions provided in the Note and (2) amend and restated the terms and conditions of the Existing Deed of Trust as hereinafter set forth.

WHEREAS, Borrower, Trustee and Lender intend these recitals to be a material part of this Deed of Trust.

WHEREAS, all things necessary to make this Deed of Trust the valid and legal binding obligation of Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW THEREFORE, in consideration of Lender modifying the Existing Loan, the Existing Note and the Existing Deed of Trust, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and TO SECURE (i) the payment of all principal, interest and other sums due under the Note; and (ii) the payment of all sums due or to become due under this Deed of Trust, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums now due or to become due under this Deed of Trust, the Note or any other Loan Document; and (iii) any further or subsequent advances made by Lender or Trustee pursuant to this Deed of Trust, the Note or any other Loan Document to protect or preserve the Property or the lien or security created hereby, including all advances and costs incurred by Lender or Trustee to perform any obligation of Borrower under the Loan Documents and (iv) all costs of collection in connection with this Deed of Trust and the other Loan Documents (items (i) through (iv), collectively, the “Debt”) and the performance of all other covenants, obligations and liabilities hereunder, Borrower, Trustee and Lender by these present and by the execution and delivery hereof do hereby irrevocably agrees as follows:

I. Any privileges in the Existing Deed of Trust or Existing Note to prepay the Debt, in whole or in part, except as may be provided in this Deed of Trust or the Note, are hereby terminated with the same force and effect as if they had never been granted.

II. The terms, covenants and provisions of the Existing Deed of Trust as herein modified, amended and restated are hereby modified, ratified and confirmed in all respects by Borrower and the terms, covenants and provisions of the Existing Deed of Trust are hereby modified, amended and restated so that henceforth, the terms, covenants and provisions of this Deed of Trust shall supersede the terms, covenants and provisions of the Existing Deed of Trust and the terms, covenants and provisions of the Existing Deed of Trust shal read the same as the following text:

In consideration of the foregoing and other good and valuable consideration, to secure the payment and performance of the Debt, Borrower does hereby irrevocably grant, bargain, sell, alien, demise, convey, assign, transfer, mortgage, grant a security interest in, hypothecate, pledge, set over to Lender and Trustee forever (to the extent legally permitted), with power of sale, all right, title and interest of Borrower in, to and under all of the following property, rights, interests and estates, whether now owned or hereafter acquired (collectively, and any part or portion thereof, the “Property”):

FIRST, all plots, pieces or parcels of real property described in Exhibit A hereto (the “Premises”);

SECOND, all buildings, structures and improvements of every kind or nature now or hereafter located on the Premises (collectively, the “Improvements”);

THIRD, all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water courses, wells, water rights, ditches, reservoirs, air rights and development rights, lateral supports, foundations and drainage, and all estates, rights, interests, reversions, remainders, tenements, hereditaments and appurtenances of any nature whatsoever located on, under, above or pertaining to the Premises and Improvements;

FOURTH, all machinery, equipment, fittings, furniture, furnishings, fixtures (including, but not limited to, all heating, air conditioning, ventilating, waste disposal, sprinkler and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures), building equipment, materials and supplies, and all warranties and guaranties relating thereto, and all other property of every kind and nature whatsoever, now or hereafter located upon, in or used in connection with the Premises or the Improvements or appurtenant thereto (collectively, the “Equipment”);

FIFTH, all leases, tenancies, licenses, subleases, assignments and other agreements affecting the use, enjoyment or occupancy of all or any portion of the Premises or the Improvements now existing or hereafter entered into, and all amendments, renewals and extensions thereto (collectively, the “Leases”), together with all income, rents, issues, profits, revenues and royalties therefrom, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”), and all security deposits, guarantees and other security held by Borrower in connection therewith, and all other credits, rights, options, claims and causes of action of Borrower in connection with any of the foregoing;

SIXTH, all proceeds, awards and payments, including interest thereon, which may hereafter be made with respect to all or any portion of the Property in connection with any Taking, and all proceeds of, and any unearned premiums under, any insurance policies covering all or any portion of the Property, and all refunds or rebates of Taxes, impositions and Other Charges, and any interest thereon;

SEVENTH, all accounts, funds, deposits and reserves relating to the Premises or Improvements or otherwise used or useful in the construction, use, occupancy or operation of the Premises and the Improvements, including without limitation, those Reserves referred to in or governed by Article IV hereof and any Reserves covered by the Reserve Agreement, and all accounts receivable, contract rights, rights, claims, actions, general intangibles, trademarks, trade names, franchises, service marks, building names and logos relating to the Premises or Improvements or otherwise used or useful in the construction, use, occupancy or operation of the Premises and the Improvements;

EIGHTH, all licenses, permits, building permits, certificates, certificates of occupancy, consents, authorizations, approvals, variances and land use entitlements for the construction, use, occupancy and operation of the Improvements and the Premises (collectively, the “Licenses”);

NINTH, all contracts, documents, agreements and arrangements to which Borrower is a party or bound or which relate to the use, operation, ownership or enjoyment of the Property, including without limitation all service contracts, management agreements, zoning agreements, development agreements, utility agreements, parking arrangements, operating contracts, supply and maintenance contracts, equipment or other personal property leases, and all amendments thereto; and all income, revenue, rights of reimbursement and benefits therefrom, and all deposits, security, credits and advance payments in connection with any of the foregoing; and all books and records relating to the Property (collectively, the “Contracts”);

TENTH, all claims with respect to the Property, including without limitation, for loss or damage arising from any defect in or with respect to the design or construction of the Improvements or the Equipment; and the right to appear in and defend any action or proceeding, in the name and on behalf of Borrower, brought with respect to any of the Property; and the right to commence any action or proceeding to protect the interest of Lender in such Property;

ELEVENTH, all drawings, designs, architectural renderings, models, surveys, reports, studies, tests, plans and specifications for the design, development, construction, repair, improvement, ownership or operation of the Property;

TWELFTH, all oil, gas, minerals, timber and crops in, on, under or pertaining to the Premises and all royalties, revenues, leasehold and other rights and interests of Borrower pertaining thereto, including, without limitation, any surface or subsurface entry rights to the Premises or any other property; and

THIRTEENTH, all renewals, substitutions, improvements, accessions, attachments, additions, replacements and all proceeds to or of each of the foregoing, and all conversions of the security constituted thereby so that, immediately upon such acquisition, construction, assemblage, placement or conversion, as the case may be, and in each such case, the foregoing shall be deemed a part of the Property and shall automatically become subject to the lien of this Deed of Trust as fully and completely and with the same priority and effect as though now owned by Borrower and specifically described herein, without any further mortgage or assignment or conveyance by Borrower.

TO HAVE AND TO HOLD the above described Property unto Trustee, its successors and assigns, in fee simple forever, and to warrant and forever defend the title thereto, subject only to Permitted Encumbrances.

PROVIDED, ALWAYS, that if Borrower shall pay and discharge the Debt in full, then these presents and the estate hereby granted shall cease, terminate and be void.

AND, Borrower, as applicable, covenants with and represents and warrants to Lender and Trustee as follows:

ARTICLE I

REPRESENTATIONS, WARRANTIES

AND COVENANTS OF BORROWER

Section 1.1 Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to, and covenants with Lender as follows (notwithstanding the foregoing, items below which are covenants shall not also be deemed representations or warranties):

(a) Payment of Debt. Borrower shall pay the Debt at the time and in the manner provided in the Note and the other Loan Documents and shall perform all of its obligations in accordance with the provisions set forth herein and in the other Loan Documents.

(b) Authorization. Borrower has duly authorized the execution, delivery and performance of the Loan Documents to which it is a party, and has taken all requisite action and obtained all required approvals and consents for the Loan Documents to be binding upon and enforceable against Borrower. Borrower warrants that the execution, delivery and performance of such Loan Documents will not (i) violate any provision of any organizational document of Borrower or any instrument, contract, covenant, mortgage, indenture or other agreement to which Borrower is a party or bound (including, without limitation, the provisions of the Original Principal

Collateral Agreement) and (ii) to its knowledge, violate or contravene any law, judgment, order, rule or regulation applicable to Borrower (subject to the limitation that some provisions of the Loan Documents may not be enforceable under the law of the State, but such unenforceability will not deprive the Lender of the practical realization of the principal benefits intended to be conveyed by such Loan Documents).

(c) Enforceability. The Note, this Deed of Trust and the other Loan Documents are (subject to the limitation that some provisions of the Loan Documents may not be enforceable under the law of the State, but such unenforceability will not deprive the Lender of the practical realization of the principal benefits intended to be conveyed by such Loan Documents): (i) legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms and (ii) not subject to any right of rescission, set-off, counterclaim or defense, and no claim of any such right has been asserted with respect thereto.

(d) Title. Borrower has good, marketable and insurable fee simple title to the Premises and Improvements, free and clear of all liens, claims, encumbrances and charges whatsoever except for those expressly set forth as exceptions to title or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust which Lender has agreed to accept and existing Leases (“Permitted Encumbrances”). Borrower has the right, power and authority to mortgage and convey its interest in the Property as contemplated herein. Borrower shall preserve its interest in and title to the Property and shall forever warrant and defend such title, and the validity and priority of the lien of this Deed of Trust, to Lender, from and against the claims of all Persons. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust or any deed given in lieu thereof.

(e) Use of the Property. Borrower shall cause the Property to remain in compliance with all Licenses and Legal Requirements. Borrower shall not allow any change in the type of use of the Property to occur except (i) as permitted in the Leases and (ii) the Property may be used for any office use. Borrower shall not permit the Property to be used by the public in such manner as might impair Borrower’s title to the Property or give rise to a claim of adverse usage or possession or of implied dedication. Borrower shall not file or subject the Premises or Improvements to any subdivision, declaration of condominium, cooperative or other multiple ownership regime.

(f) Legal Requirements. Borrower is in compliance in all material respects with all Legal Requirements. To the Borrower’s knowledge, there is no evidence of any illegal activities at the Property. Borrower shall comply with all present and future Legal Requirements in all material respects.

(g) Licenses. Borrower possesses all Licenses, franchises, patents, copyrights, trademarks and trade names necessary (i) for the use, occupancy, maintenance and operation of the Property and (ii) to conduct its business substantially as now conducted. All such items are currently in full force and effect, and Borrower shall do all things necessary to comply with and keep such items in full force and effect.

(h) Leases and Contracts. Borrower has delivered to Lender true, correct and complete copies of all Contracts and Leases, and as of the date of this Deed of Trust, is in compliance with all of the material terms thereof. Borrower is not a party to any Contract or Lease or subject to any restriction which may have a material adverse affect on Borrower or the Property. To Borrower’s knowledge, no default exists beyond any cure period, by Borrower or, to the best of Borrower’s knowledge, by any other party under any Contract or Lease, which would, in the aggregate, have a material adverse effect on Borrower or the Property. Borrower shall comply in a timely fashion with all of its material covenants and obligations and satisfaction of all conditions under all Leases and Contracts to which it is a party or bound.

(i) Solvency; No Bankruptcy Filing. Any borrowings made by Borrower under the Loan do not and will not render Borrower insolvent. No bankruptcy, reorganization or insolvency proceedings are pending against Borrower or, if Borrower is a partnership or limited liability company, against any general partner or managing member or sole member of Borrower, or against any guarantor or indemnitor of any obligations under the Loan. Borrower is not contemplating either filing a petition under any state or federal bankruptcy or insolvency laws or liquidating a major portion of its assets. Borrower has no knowledge of any party contemplating the filing of any such petition against it or against any general partner or member, if applicable, or any guarantor or indemnitor. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted.

(j) Disclosure. No statement of fact made by or at the direction of Borrower to Lender in connection with the Loan or in any certificate, rent roll, document, affidavit, data, financial or operating statement or schedule furnished to Lender in connection with the Loan, (i) contains any untrue statement of a material fact or (ii) omits to state any material fact necessary to make statements contained therein or herein true or not misleading as of the date given, and there has been no material adverse change in the information set forth therein. There is no fact presently known to Borrower which has not been disclosed to Lender which has or could have a material adverse effect on either Borrower or the Property.

(k) Financial Information. All financial data that has been delivered by or at the direction of Borrower to Lender (i) is true, correct and complete in all material respects and (ii) accurately represents the financial condition of the Person covered thereby as of the date stated therein. As of the effectiveness of this Deed of Trust, neither Borrower nor, if Borrower is a partnership or limited liability company, any general partner or managing member of Borrower, has any material contingent liability, liability for taxes or other unusual or forward commitment not reflected in the financial statements delivered to Lender. Since the date of the last financial statements delivered by Borrower to Lender, there has been no material adverse change in the financial condition of the Property or Borrower.

(l) No Advance Payments. Borrower has not received any rent, payment, deposit or other amount of any nature for any existing or prospective occupant or tenant at the Premises more than one (1) month in advance of its due date.

(m) Other Security Interests. There are no security agreements or financing statements affecting the Property other than (i) as approved in writing by Lender prior to the date hereof and (ii) those created in favor of Lender or Trustee.

(n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o) Utilities. The Property has all necessary and sufficient utility services for the full use, occupancy, disposition and enjoyment of the Property for its current purpose, including water, storm sewer, sanitary sewer, electric, telephone and cable facilities, located in the public rights-of-way or within perpetual easements.

(p) Public Access. The Property has adequate access to completed, dedicated all-weather streets, roads, highways, driveways, curb cuts and bridges necessary for the utilization of the Property for its current purpose, without further condition or cost to Borrower.

(q) Separate Lots. The Premises is made up of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. Borrower shall not consent to or initiate the joint assessment of the Premises and the Improvements (i) with any other real property constituting a separate tax lot or (ii) with any of the Property which may be deemed to constitute personal property.

(r) Litigation. There is no judicial or administrative action, suit or proceeding pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower or against the Property which, if adversely determined, would have a material adverse effect on either the Property or the ability of Borrower to perform its covenants and obligations under the Loan Documents.

(s) Casualty Damage. As of the date of this Deed of Trust, the Property is free from unrepaired damage caused by fire, flood or other casualty.

(t) Taking. As of the date of this Deed of Trust, no proceeding for a Taking has been commenced or, to the best of Borrower’s knowledge, threatened or contemplated.

(u) No Delinquent Taxes. The Property and Borrower are free from delinquent Taxes and Other Charges. Except for those proposed in connection with the extension of the subway system through the vicinity of the Property, there are no pending, or to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(v) Tax Filings. Borrower and, if Borrower is a partnership or limited liability company, each of the general partners or members of Borrower, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments, including sales and payroll taxes. The income tax returns filed by Borrower and, if Borrower is a partnership or limited liability company, each of the general partners and members of Borrower, accurately and correctly reflect the income and taxes of Borrower and such general partners or members for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit, which will have no material adverse effect on the financial condition of Borrower, such general partners or members, or Borrower’s ability to perform the covenants and obligations required to be performed under the Loan Documents.

(w) Property Condition. Except as disclosed in writing to Lender on or before the date hereof, to Borrower’s knowledge, the Improvements are structurally sound and in good repair, and to Borrower’s knowledge free of defects in materials and workmanship and have been constructed and installed in substantial compliance with all Legal Requirements. All major building systems located within the Improvements including, without limitation, heating, ventilation and air conditioning systems and electrical and plumbing systems, are in good working order and condition.

(x) Equipment. There are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment and equipment leased by Borrower for the management, operation or maintenance of the Property in accordance with the Loan Documents. All of the Equipment is free and clear of all Liens, except for the lien of this Deed of Trust and the Permitted Encumbrances.

(y) Not Foreign Person. Borrower is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986 as amended and the related Treasury Department regulations, including temporary regulations.

(z) ERISA. Borrower has made and shall continue to make all required contributions to all employee benefit plans, if any, and Borrower has no knowledge of any material liability which has been incurred by Borrower which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any other federal or state law.

(aa) Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.

(bb) No Purchase Options. No tenant or other Person has an option to purchase the Property, any portion thereof or any interest therein.

(cc) Boundary Lines. Except as disclosed in the Survey (as defined below), all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Property.

(dd) Survey. The survey of the Property delivered to Lender in connection with this Deed of Trust (the “Survey”) has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Property is situated, and, to Borrower’s knowledge, does not fail to reflect any material matter affecting the Property or the title thereto.

(ee) Forfeiture. There has not been and shall never be committed by Borrower or any of its Affiliates, agents or employees any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

(ff) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, any Indemnitor, or any Person who owns any equity interest in or Controls Borrower currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns an equity interest in Borrower is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Borrower or any Indemnitor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. No tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Borrower’s knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person. Borrower has implemented procedures to ensure that no tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

(gg) Transaction Brokerage Fees. Borrower has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders who might have a claim for a brokerage or similar fee in connection with the transactions contemplated by this Deed of Trust except for L.J. Melody & Company and employees of Lender and its Affiliates. All brokerage fees, commissions and other broker-type expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind (including, without limitation, reasonable attorneys’ fees and disbursements) in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (ii) shall survive the repayment of the Debt.

(hh) Borrower’s Legal Status. Borrower’s exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower’s mailing address, if different, which were identified by Borrower to Lender and contained in this Deed of Trust, are true, accurate and complete. Borrower (a) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least fifteen (15) days prior written notice of such change, (b) if

Borrower does not have an organizational identification number and later obtains one, shall promptly notify Lender of such organizational identification number and (c) will not change its type of organization, jurisdiction of organization or other legal structure.

(ii) Investment Company Act Status; Etc. Borrower is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(jj) Insolvency Opinion Assumptions. All of the assumptions made in the Insolvency Opinion (as defined in Article XII below), including, but not limited to, any exhibits attached thereto, are true and correct.

(kk) Loan Purpose. Borrower represents and warrants that the Loan is being made solely for the purpose of carrying on a business, profession or commercial activity, within the meaning of Section 28-3301(d)(1)(B) of the Washington, D.C. Code. Borrower further represents and warrants that all proceeds of the Loan shall be used for the business purposes of Borrower.

With respect to the representations set forth in items (j), (k), (l), (z) and (gg), the term “Borrower” shall also include any predecessor-in-interest to Borrower who applied for the Loan secured hereby, if applicable.

Section 1.2 Liens. Borrower shall, at its expense, maintain this Deed of Trust as a first priority lien on the Property and, except as expressly permitted by the Loan Documents, shall keep the Property free and clear of all Liens of any kind and nature other than the Permitted Encumbrances. If Borrower fails to comply with the requirements of this provision, Lender or Trustee may, but shall not be obligated to, pay any such Lien, and Borrower shall reimburse Lender or Trustee, as the case may be, on demand for all sums so expended, together with interest thereon at the Default Rate from the date advanced to the date repaid, all of which shall be deemed part of the Debt. Borrower shall, within forty-five (45) days following its receipt of information or notice of the filing of any materialman’s, mechanic’s or similar lien, discharge such lien of record, by payment, bonding or otherwise and, promptly upon request by Lender, deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof. Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

Section 1.3 Further Acts, etc. At its sole cost and expense, Borrower shall execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, financing statements, transfers and assurances as Lender or Trustee shall, from time to time, reasonably require to confirm and fully protect the lien and priority of this Deed of Trust, or to file, register or record this Deed of Trust. On demand, Borrower shall execute and deliver and hereby authorizes Lender and Trustee to execute in the name of Borrower or without the signature of Borrower, to the extent Lender or Trustee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Property. Borrower grants to Lender and Trustee an irrevocable power of attorney coupled with an interest for the purpose of (i) protecting, perfecting, preserving and realizing upon the interests in the Property granted to Lender pursuant to this Deed of Trust and to effect the intent of such grants, and (ii) correcting any mistakes, filling in blanks and otherwise completing and perfecting the Loan Documents (provided such changes do not impose any additional liability or obligation upon Borrower).

Section 1.4 Recording of Deed of Trust, etc. Upon execution and delivery of this Deed of Trust and thereafter, from time to time, Borrower shall cause this Deed of Trust and any other Loan Document reasonably specified by Lender or Trustee, and any document of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any Legal Requirement in order to publish notice of and fully protect Trustee’s and Lender’s interest in and lien or security interest upon the Property. Borrower shall pay all current and future filing, registration or recording fees which may now or hereafter may arise in connection with this Deed of Trust (including, without limitation, any penalties, fines or charges for any late payment), and all reasonable out-of-pocket expenses incidental to the preparation, execution and acknowledgment and subsequent release or reconveyance of this Deed of Trust, any deed of trust supplemental hereto, any instrument of further assurance, and any other Loan Document with respect to the Property and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments, intangibles taxes and other charges (including, without limitation, any penalties, fines or charges for any late payment) arising out of or in connection with the execution, delivery, filing or recordation of this Deed of Trust, the Note or any other Loan Document.

Section 1.5 Changes in Taxation Laws. In the event of the passage after the date of this Deed of Trust of any Legal Requirement deducting from the value of the Property for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Deed of Trust and/or the Debt for federal, state or local purposes, or the manner of the collection of any such taxes so as to adversely affect the interest of Lender, or which impose any tax or other charge on any Loan Document, other than changes in the general income taxes applicable to all businesses, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event Lender receives an opinion of counsel chosen by it (the cost of which shall be paid by Borrower upon demand) to the effect that the payment of such tax, interest and/or penalties by Borrower would (i) be unlawful, (ii) be taxable to Lender, (iii) be unenforceable, (iv) provide the basis for a defense of usury, or (v) entitle Borrower to any credit against the Debt, then in any such event, Lender shall have the option, by giving Borrower at least ninety (90) days’ prior written notice, to declare the Debt immediately due and payable, without any Prepayment Charge.

Section 1.6 Indemnification. (a) In addition and without limitation to any other provision of this Deed of Trust, Borrower shall protect, indemnify and save harmless Lender and Trustee, and their agents, employees, officers and directors, from and against all out-of-pocket Costs, and all claims, actions, suits, proceedings or demands imposed upon or incurred by or asserted against Lender or Trustee, or any of their agents, employees, officers or directors, by reason of (i) ownership of this Deed of Trust (above and beyond the ordinary and customary costs of owning, administering and/or servicing a Loan that is not in default), the Property or any interest therein, or receipt of any Rents; (ii) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about, or possession of, the Property or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (v) any claim by brokers, finders or similar parties not engaged by the indemnified party and claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property; (vi) any Lien or claim arising on or against the Property under any Legal Requirement or any liability asserted against Lender or Trustee with respect thereto; or (vii) the claims of any tenant, or its invitees or other party acting through or under any tenant or otherwise arising under or as a consequence of any Lease. Any amounts payable to Lender pursuant to this Section 1.6 shall constitute a part of the Debt secured by this Deed of Trust and other Loan Documents, shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

(b) Notwithstanding the foregoing, Borrower shall have no obligation to indemnify Lender or Trustee, or their agents, employees, officers, directors or Affiliates, as the case may be, pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing to the extent resulting from the willful misconduct or gross negligence of such Person.

(c) Notwithstanding the foregoing provisions of this Section to the contrary, Trustee shall not be answerable or accountable hereunder except for its own willful misconduct or gross negligence, and Borrower agrees to indemnify, defend and hold Trustee harmless from and against any cost, loss, damage, liability or expense (including, without limitation reasonable attorney’s fees and disbursements) which Trustee may incur or sustain in the exercise or performance of its powers and duties hereunder.

Section 1.7 Cost of Defending and Upholding the Deed of Trust Lien. If any Claim is commenced to which Lender or Trustee is made a party relating to the Loan Documents, the Property or Lender’s or Trustee’s interest therein or in which it becomes necessary to defend or uphold the lien of this Deed of Trust or any other Loan Document, Borrower shall, on demand, reimburse Lender or Trustee, as the case may be, for all reasonable out-of-pocket Costs incurred by Lender in connection therewith. Such reasonable out-of-pocket Costs, together with interest thereon at the Default Rate from the date of demand through the date of repayment, shall constitute part of the Debt.

ARTICLE II

INSURANCE

Section 2.1 Insurance Coverage. Borrower shall, at its own cost and expense, maintain the following insurance coverages with respect to the Property:

(a) Casualty. Insurance against loss or damage by fire, lightning, hail, windstorm and other hazards covered by an “all risk” policy or a policy covering “special” causes of loss, with such endorsements as Lender or Trustee may from time to time reasonably require. The amount of such insurance shall be equal to the lesser of (i) 100% of the full insurable replacement value of the Property (exclusive of footings and foundations below the lowest basement floor) and contain a replacement cost endorsement and agreed amount endorsement or (ii) the original principal Loan amount evidenced by the Note provided a waiver of any co-insurance provisions can be and is obtained, and in either case, the policy shall be without deduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage or, at Lender’s election, by reference to such indexes, appraisals or information as Lender determines in its reasonable discretion, and, unless the insurance required by this paragraph shall be effected by blanket and/or umbrella policies in accordance with the requirements of this Deed of Trust, the policy shall include inflation guard coverage.

(b) Liability. Commercial general liability insurance, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year. If such policy shall cover more than one property, such limits shall apply on a “per location” basis. In addition, Borrower shall obtain an excess liability or umbrella policy in an amount not less than $10,000,000 per occurrence.

(c) Business Interruption. Business interruption and/or rent loss insurance, with loss payable to Lender, in an amount equal to the greater of (i) the estimated gross revenues from the operation of the Property for a period of eighteen (18) months and (ii) the projected operating expenses (including debt service) for the maintenance and operation at the Property for eighteen (18) months including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Borrower, Lender and any other insured thereunder from being a co-insurer. The amount of business interruption and/or business income insurance shall be determined upon the execution of this Mortgage and once each calendar year thereafter.

(d) Boiler. If the Property contains steam boilers, or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Property, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

(e) Flood. If the Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards (including without limitation those areas designated as Zone A or Zone V), flood insurance in an amount equal to the full insurable value of the Property or the maximum amount of flood insurance available, whichever is lesser.

(f) Worker’s Compensation. If Borrower has employees, worker’s compensation insurance or other similar insurance which may be required by any Legal Requirement in an amount at least equal to the minimum required by law.

(g) Building Ordinance and Law. If the Property is or ever becomes non-conforming with respect to zoning, building ordinance and law coverage acceptable to Lender, including, without limitation, Coverage for Loss to the Undamaged Portion of the Building, Demolition Cost Coverage and Increased Cost of Construction Coverage.

(h) Terrorism Insurance. Insurance against damage resulting from acts of terrorism or an insurance policy without exclusion for damages resulting from terrorism on terms consistent with the insurance required under paragraphs (a), (b) and (c) above (to the extent available), provided, however, that if the Terrorism Risk Insurance Act of 2002 is not extended or substantially similar legislation is not in effect, Borrower shall only be obligated to purchase as much terrorism insurance as is available at a rate not to exceed two times the cost as of the date hereof of a separate insurance policy providing such coverage .

(i) Miscellaneous. Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be reasonably required by Lender and which are customarily required by institutional lenders for similar properties, similarly situated, including, without limitation, coverages against other insurable hazards including, by way of example only, earthquake, sinkhole, mine subsidence, windstorm, mold, spores or fungus, which at the time are commonly insured against and generally available at commercially reasonable rates, as determined by Lender in its reasonable discretion.

Section 2.2 Policy Terms.

(a) All insurance required by this Article II shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Property is located, or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such State, with a claims paying ability rating and financial strength rating, as applicable, of not less than “A-” by Standard & Poor’s Rating Service and with an A.M. Best Company, Inc. rating of “A-” or higher and a financial size category of not less than IX. Originals or copies of all insurance policies shall be delivered to and held by Lender. All such policies shall name Lender as an additional insured (or loss payee or mortgagee, as applicable), shall provide for loss payable to Lender and shall contain: (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding (a) the negligent or willful acts or omissions of Borrower, (b) occupancy or use of the Property for purposes more hazardous than those permitted by the terms of such policy, (c) any foreclosure or other action taken by Lender pursuant to this Deed of Trust upon the occurrence of an Event of Default, or (d) any change in title or ownership of the Property; and (ii) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or fail to be renewed, without at least thirty (30) days prior written notice to Lender in each instance. With respect to insurance policies which require payment of premiums annually, not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Deed of Trust, Borrower shall pay such amount, except to the extent provision is actually made therefor pursuant to Section 4.3(b). Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Deed of Trust, originals or certified copies of renewals of such policies (or certificates evidencing such renewals), together with evidence reasonably satisfactory to Lender of the payment of all premiums by Borrower and not through or by any financing arrangement, shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article II. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, Borrower shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or Borrower shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

(b) If Borrower fails to maintain and deliver to Lender the policies and certificates of insurance required by this Deed of Trust, Lender may, at its option, procure such insurance and Borrower shall pay or, as the case may be, reimburse Lender for all premiums thereon promptly upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c) The insurance required by this Deed of Trust may, at the option of Borrower, be effected by blanket and/or umbrella policies issued to Borrower covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Deed of Trust and allocate to the Property, from time to time, the coverage specified by this Deed of Trust, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, Borrower shall furnish to Lender original policies or certified copies thereof, with schedules attached thereto showing the amount of insurance applicable to the Property provided under such policies.

(d) Borrower shall provide written notice to each insurance company of a request to procure a waiver of subrogation rights against Lender and Trustee and shall use its commercially reasonable efforts to procure same.

Section 2.3 Assignment of Proceeds.

(a) Borrower hereby assigns to Lender all of its rights to insurance proceeds and condemnation awards in connection with the Property, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of Borrower’s obligations under the Loan Documents. Borrower hereby authorizes and directs the issuer of any such insurance or award to make payment directly to Lender. Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Deed of Trust or restoring all damage or destruction to the Property, regardless of the sufficiency of the Net Proceeds. No application or release of proceeds by Lender shall be deemed a waiver or cure of any default or Event of Default.

(b) In the event of sale by Trustee pursuant to the power of sale provided herein or any other conveyance of title or assignment of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Borrower, to the extent permissible, in and to all policies of insurance required by this Deed of Trust shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Property. The provisions of this Section 2.3(b) shall survive the termination of this Deed of Trust by sale by Trustee pursuant to the power of sale provided herein or otherwise.

(c) Borrower hereby authorizes Lender to pay out of any proceeds or awards, all adjusters’ fees and expenses, and all of Lender’s reasonable out-of-pocket costs and expenses, including, without limitation, all reasonable architects’, attorneys’, engineers’ and other consultants’ and professionals’ fees and disbursements, reasonably incurred by Lender in connection with the (i) casualty or Taking, (ii) recovery of the proceeds or award or (iii) repair or restoration or the Property pursuant to Article III.

Section 2.4 Comply with Insurance Requirements. Borrower promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements and shall not by any action or omission invalidate any insurance policy required to be carried hereunder or take any act or omit to take any act which will materially increase the premiums on any such policy above an amount which would, in and of itself, cause the Debt Service Coverage Ratio to fall below 1.0:1.00.

ARTICLE III

CASUALTY AND CONDEMNATION

Section 3.1 Casualty and Condemnation. In the event of any damage or destruction to, or commencement or threat of a Taking of, the Property, Borrower shall give prompt written notice thereof to Lender. Borrower hereby assigns to Lender all insurance proceeds, condemnation awards, compensation and other recoveries related to damage or destruction to, or a Taking of, the Property. In connection therewith, Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power (i) to collect, receive and retain all such proceeds and recoveries, (ii) to make any compromise or settlement in connection therewith, (iii) to give, execute and deliver on behalf of Borrower proper receipts and acquittances therefor and (iv) to endorse any checks, drafts or other instruments representing any insurance proceeds, condemnation awards or other recoveries. If no Event of Default exists, Borrower may participate in any such claims, suits or proceedings and shall be authorized and entitled to compromise or settle any such claims, suits or proceedings in an amount less than Five Hundred Thousand Dollars ($500,000). Borrower shall execute and deliver to Lender any and all instruments, proofs of loss, receipts, vouchers and releases reasonably required in connection with any such claims, suits, proceedings or settlements promptly after request therefor by Lender and shall cooperate with Lender in connection therewith.

Section 3.2 Condemnation. In the event of a Taking of more than fifteen percent (15%) of the Improvements, Lender shall have the option, in its sole discretion, to apply any Net Proceeds toward the payment of the Debt, to cure any default or Event of Default hereunder or to allow such proceeds to be applied to the restoration of the Property to a usable whole. Any Net Proceeds to be applied to restoration shall be disbursed subject to the satisfaction of the conditions in Section 3.3 and in the manner set forth in Section 3.4.

Section 3.3 Casualty and Restoration.

(a) In the event of any Taking or casualty to the Property, Borrower shall promptly commence and diligently prosecute to completion the repair, replacement, restoration and rebuilding of the Property (the “Restoration Work”) so damaged, destroyed or taken in full compliance with all Legal Requirements and the provisions of this Article III, and free and clear from any and all Liens, claims and encumbrances.

(b) Following (i) the occurrence of a Taking in which Lender approves, in its reasonable discretion, Borrower’s request for application of the Net Proceeds towards restoration of the Property, or (ii) an insured casualty, Lender shall apply the Net Proceeds to pay the cost of the Restoration Work in accordance with Section 3.4 hereof provided:

(i) no Event of Default exists;

(ii) Borrower has provided its written (A) agreement to proceed promptly and diligently with the Restoration Work in compliance with all Legal Requirements and plans and specifications reasonably approved by an Architect, the applicable Governmental Authority and Lender and (B) certification setting forth a reasonable estimate of the cost of completing the Restoration Work and time schedule therefor;

(iii) the Restoration Work can be completed prior to the earlier of (A) six (6) months prior to the Maturity Date and (B) the date occurring six (6) months after the date of the casualty or Taking;

(iv) in Lender’s reasonable judgment, there are sufficient proceeds of business interruption, rent insurance or cash available to pay the Debt through the completion of the Restoration Work and any reasonable period thereafter for leasing the Property; and

(v) Borrower provides substantiation reasonably requested by and reasonably satisfactory to Lender with respect to:

(A) the feasibility and reasonability of the schedule and costs;

(B) the restoration of the Property resulting in an economically viable project at least equivalent to the quality and character of the Property immediately prior to the casualty;

(C) the projected income and cash flow of the Property after the restoration being at least equivalent to the levels prior to the casualty;

(D) the sufficiency of the Net Proceeds to complete the Restoration Work during all phases of such work;

(E) this Deed of Trust remaining a first priority lien on the Property;

(vi) in the event of a Taking, not more than fifteen percent (15%) of the Improvements have been taken and Lender determines that following restoration of the Property, the Property will have adequate ingress and egress;

(vii) XM Satellite Radio, Inc. (“XM”) has confirmed in writing to Lender that it shall remain in place and paying rent as required under its Lease following the completion of the Restoration Work;

(viii) Lender has received reasonably satisfactory evidence (by way of example, a letter or tenant estoppel certificate from a tenant affirming such tenant’s Lease or waiving a right of termination shall constitute reasonably satisfactory evidence) that sufficient Leases will remain in place and paying rent following the completion of the Restoration Work (the “Continuing Lease Evidence”) such that, immediately following the restoration and/or exhaustion of any business interruption insurance proceeds, the Debt Service Coverage Ratio shall be at least 1.10:1.00 (the “Required Restoration DSCR”); provided, however, that if any tenant (other than XM) has given notice of termination as a result of the casualty or Taking, then either (i) Borrower shall have provided Lender with one or more new Leases (covering one or more tenant space that are not subject to a Lease that will remain in effect following completion of the Restoration Work) satisfying the requirements of this Deed of Trust and/or (ii) provided no bankruptcy or insolvency proceeding involving Original Principal or XM is then pending or expected, Borrower shall have provided Lender with a Lease from XM covering one or more tenant spaces that are not subject to a Lease that will remain in effect following completion of the Restoration Work, such that, when taking into account the aforementioned new Leases and the Leases for which Lender has received the Continuing Lease Evidence, the Property would support, immediately following the completion of the Restoration Work and/or exhaustion of any business interruption insurance proceeds, a Debt Service Coverage Ratio of 1.10:1.00;

(ix) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $1,000,000, Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, an appraisal report in form and substance reasonably satisfactory to Lender appraising the value for the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Lender in its determination to make the loan secured hereby.

(x) upon Lender’s request, Borrower provides Lender evidence of the availability during and after the Restoration Work of the insurance required to be maintained by Borrower pursuant to Section 1.4.

If, pursuant to this Section 3.3(b), a condemnation award or insurance proceeds will not be made available to the Borrower for the Restoration Work, Borrower shall have the right to prepay the Debt within ninety (90) days after Lender’s notice of such result, which prepayment shall be without penalty, premium, fee or yield maintenance charge or any requirement of defeasance.

(c) If the cost of the Restoration Work exceeds the Net Proceeds, Borrower shall deliver to Lender either: (i) cash collateral; (ii) an unconditional, irrevocable, transferable letter of credit in form, substance, amount and issued by a bank having a rating by Standard & Poor’s Rating Services of at least “A” and otherwise reasonably acceptable to Lender or (iii) a completion bond in form, substance, amount and issued by a surety company reasonably acceptable to Lender.

(d) All reasonable out-of-pocket fees, costs and expenses (including without limitation, all reasonable attorneys’ fees, engineers’ fees, architects’ fees, insurance consultants’ fees, title endorsements and all disbursements) incurred by Lender in connection with the restoration of the Property, reviewing and monitoring the restoration and verifying compliance with this Article III shall constitute a part of the cost of Restoration Work and shall be paid by Borrower.

Section 3.4 Disbursement of Net Proceeds.

(a) Any Net Proceeds to be used to pay the cost of Restoration Work pursuant to Sections 3.2 or 3.3 hereof shall be held by Lender and shall be paid out from time to time to Borrower as the work progresses (less any reasonable out-of-pocket costs of Lender or Trustee and any reasonable charge of Trustee of recovering and paying out such proceeds, including reasonable attorneys’ fees and costs allocable to inspecting the work and the plans and specifications therefor), subject to each of the following conditions:

(b) Each request for payment shall be made on not less than ten (10) Business Days prior notice to Lender and shall be accompanied by a certificate of an Architect stating (i) that all of the Restoration Work completed has been performed in compliance with the approved plans and specifications, (ii) that the sum is justly due, or is required to reimburse Borrower for payments justly made, to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Restoration Work (giving a brief description of such services and materials), and (iii) that the undisbursed Net Proceeds (plus any amounts covered by the items delivered under Section 3.3(c) above) are sufficient to complete the Restoration Work; provided, however, that Lender shall not be obligated to disburse such funds if Lender reasonably determines that Borrower shall not be in compliance with conditions set forth in Section 3.3 (b) hereof. Additionally, each request for payment shall contain a statement signed by Borrower approving both the Restoration Work performed to date and the Restoration Work covered by the request for payment in question. As to any personal property covered by the request for payment, Lender shall be furnished with satisfactory evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the personal property.

(c) For any Taking or casualty in excess of $100,000.00, each request for payment shall be accompanied by lien waivers (and if same are conditioned upon payment, Lender may, at its option, disburse such payment directly to the applicable provider of goods and/or services or by means of a two-party check payable to Borrower and such provider) covering that part of the Restoration Work for which payment or reimbursement is being requested and, if required by Lender in connection with any request for payment in excess of $100,000, a search prepared by a title company, or by other evidence satisfactory to Lender indicating that no mechanics’ or other liens or title retention instruments have been filed in connection with such Restoration Work.

(d) Proceeds shall not be disbursed more frequently than once every thirty (30) days.

(e) Until such time as the Restoration Work has been completed and Lender shall have received copies of any and all final certificates of occupancy or other Licenses required to comply with all Legal Requirements, Lender shall be entitled to retain up to ten percent (10%) of the cost of the Restoration Work (the “Retention Amount”). Borrower hereby covenants diligently to seek to obtain all Licenses. Provided no Event of Default shall exist, promptly after the completion of the Restoration Work and delivery of such Licenses to Lender, Lender shall pay the Retention Amount to Borrower. Any excess Net Proceeds remaining after the completion of the Restoration Work shall, so long as no Event of Default exists, be remitted to Borrower.

(f) The application or release by Lender of any proceeds shall not be deemed a cure or waiver of any default or Event of Default.

(g) If Borrower (i) shall fail promptly to submit to Lender for approval plans and specifications for the Restoration Work approved by the Architect and by all Governmental Authorities whose approval is required, (ii) shall fail to promptly commence such Restoration Work after obtaining all approvals, (iii) shall fail to diligently prosecute such Restoration Work to completion, or (iv) shall fail in any other respect to comply with its Restoration Work obligations under Section 3.3 and this Section 3.4, then Lender or any receiver of the Property, upon five (5) days prior notice to Borrower (except in the event of emergency in which case no notice shall be required), shall have the right but not the obligation to perform or cause to be performed such Restoration Work, and may take such other steps as it deems advisable. Borrower hereby waives any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto.

Section 3.5 Builders’ Risk. During the period of any new construction on the Premises at a cost exceeding the lesser of ten percent (10%) of the outstanding principal balance of the Note and $500,000.00, Borrower shall maintain or cause to be maintained a so-called “Builder’s All-Risk Completed Value” or “Course of Construction” insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost value on the date of completion, including “soft cost” coverage and naming Lender as mortgagee. Borrower shall also maintain or cause to be maintained Worker’s Compensation Insurance, covering all Persons engaged in such construction, in an amount at least equal to the minimum required by Legal Requirements and naming Lender as mortgagee. In addition, during the period of any new construction on the Premises at a cost exceeding the lesser of ten percent (10%) of the outstanding principal balance of the Note and $500,000.00, Borrower or each contractor (or, if some or all coverage is maintained by subcontractors, each such subcontractor) shall be required to provide Lender with a certificate of insurance for (i) Worker’s Compensation Insurance covering all Persons engaged by each contractor (or, if some or all coverage is maintained by subcontractors, each such subcontractor) in the construction in an amount at least equal to the minimum required by Legal Requirements, and (ii) general liability insurance showing minimum limits of at least (x) for construction in an amount of no greater than $1,000,000, $1,000,000 and (y) for construction in an amount of greater than $1,000,000, $5,000,000, in either case including coverage for products and completed operations and naming Lender as mortgagee/additional insured/loss payee, as applicable.

Section 3.6 Application of Net Proceeds. Except if the Net Proceeds are applied to the repair and restoration of the Property in accordance with this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to Article II, in such order and amounts as Lender shall elect, to any one or more of the following: (i) the payment of the Debt in accordance with the provisions of the Note, (ii) the cure of any default or Event of Default or (iii) the reimbursement of the reasonable out-of-pocket costs and expenses of Lender or Trustee and/or reasonable charges of Trustee in connection with the recovery of the proceeds. All amounts deposited with Lender pursuant to Article II hereof or this Article III, until expended or applied as provided herein, may be commingled with the general funds of Lender and shall constitute additional security for the payment of the Debt and performance of all of Borrower’s obligations under the Loan Documents. Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any proceeds deposited by Lender in any bank or other financial institution and shall have no liability in connection therewith. Lender shall not be deemed a trustee or other fiduciary with respect to any amounts received or held by it pursuant to Article II or this Article III.

ARTICLE IV

TAXES; RESERVES

Section 4.1 Payment of Taxes. Borrower shall pay or cause to be paid in a timely fashion all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Property (collectively “Taxes”) and all ground rents, utility charges, maintenance charges imposed under easements or subdivision or operating agreements, governmental impositions, excises, levies, fees, licenses and charges which may be or become a lien or charge against the Property (including, without limitation, charges for any easements, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property), now or hereafter levied, imposed or assessed against the Property (the “Other Charges”). Borrower shall furnish to Lender or its agent or designee receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

Section 4.2 Right to Contest. After prior written notice to Lender, Borrower shall have the right, at its sole expense, to contest by appropriate legal proceedings, promptly initiated and diligently conducted in good faith, the validity, amount or application, in whole or in part, of any of the Taxes or Other Charges, provided that:

(a) if any Event of Default exists, at Lender’s option, Lender shall have the right to control the prosecution of such contest directly or through Borrower;

(b) either (i) Borrower shall have satisfied the requirements of the applicable laws, rules, regulations or agreements governing such contest with respect to payment of the contest amount or escrowing or otherwise securing the payment of the contested amount (i.e., if the contested item must be paid to avoid a default or lien, then such payment must be made) or (ii) such proceeding shall suspend the collection of the contested Taxes or Other Charges from Borrower and from the Property and no portion of the Property or interest therein shall be in danger of being sold, forfeited, terminated, canceled or lost;

(c) such contest is not reasonably likely to result in the sale, forfeiture or material impairment of the Property or the Borrower’s or Lender’s interests therein; and

(d) if the contested amount is not already escrowed for under this Deed of Trust, Borrower shall have furnished such security as may be required in the proceeding or reasonably required by Lender to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon or, if not required, Borrower shall have set aside adequate reserves for the payment of the Taxes or Other Charges, together with all interest and penalties thereon.

Upon completion of any contest, Borrower shall pay when due any amount due, and deliver to Lender proof of the completion of the contest and payment of the amount due, whereupon Lender shall return any security deposited with Lender. Borrower shall deliver copies of all notices relating to any Taxes and Other Charges covered by this Article IV to Lender.

Section 4.3 Reserve Account.

(a) On each Payment Date, Borrower shall deposit with Lender (or its servicer) a sum equal to (i) one-twelfth of the aggregate annual amount which would be sufficient to pay the Taxes and (ii) one-twelfth of the aggregate of the current annual insurance premiums for all insurance required by the terms of this Deed of Trust. The monthly deposits described in (i) and (ii) above, together with any reserves established pursuant to the Reserve Agreement, are hereinafter referred to, collectively, as the “Reserves” and all amounts held by, or to be held by Lender under this Section 4.3 are hereinafter collectively referred to as the “Reserve Account”. In addition, on the date hereof, Borrower shall pay to Lender for deposit into the Reserve Account an amount which, when added to the Reserves subsequently required to be deposited with Lender hereunder, will result in there being sufficient amounts in the Reserve Account to pay the next due installments of Taxes and insurance premiums. The determination of the amount of the Reserves and the fractional part thereof to be deposited with Lender shall be made by Lender in its sole discretion.

(b) Application of Reserves. So long as no Event of Default exists, to the extent of amounts on deposit in the Reserve Account, Lender shall apply the Reserve Account to payments (by Lender to the appropriate party, subject to Borrower’s satisfaction of its obligations in the next sentence) of Taxes and insurance premiums required to be made by Borrower herein. Borrower shall be responsible for ensuring the receipt by Lender (or any servicer or other party Lender designates), at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all Taxes and insurance premiums. In making any payment from the Reserve Account, Lender shall be entitled to rely on any bill, statement or estimate obtained from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate nor the validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien, title or claim thereof. Notwithstanding the forgoing, in the event of a contest by Borrower in accordance with Section 4.2 above, during the pendency of such contest, Lender will, as applicable pay the contested amounts into the appropriate account or to the appropriate party or will retain the contested amounts in the Reserve Account.

(c) Security Interest. Borrower hereby grants to Lender a lien on and security interest in all Reserves now or hereafter in the Reserve Account, and such Reserve Account shall constitute additional security for the Debt until expended or applied as above provided. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Reserve Account to the payment of the following items in any order and amount, in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) any other advance or payment made by Lender or Trustee to preserve and protect the Property or the lien of this Deed of Trust, (iv) the Debt and (v) any other sum payable to Lender by Borrower under any Loan Document.

(d) Reserve Account Balances. If the amount of the Reserve Account shall exceed the amounts due for Taxes and insurance premiums pursuant to this Article IV, Lender shall, in its discretion, promptly return any excess to Borrower or credit such excess against future payments to be made to the Reserve Account. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If the Reserve Account is will not be sufficient to pay the items set forth in Section 4.1 when same are due, Borrower shall pay to Lender, within ten (10) days of written demand, an amount which Lender shall reasonably estimate as sufficient to make up such deficiency.

(e) Right to Make Advances. If Borrower shall fail to pay (or deposit sufficient sums therefor in the Reserve Account on account of) any Taxes or insurance premiums in accordance with this Article and is not contesting such charges in accordance with the terms hereof, then Lender shall have the right, but not the obligation, to advance such Taxes or insurance premiums, as the case may be. Borrower shall pay Lender, on demand, any amount so advanced by Lender, with interest thereon at the Default Rate from the date of the advance to the date of payment.

(f) Limitation of Liability. Lender’s acceptance of Reserves shall not impose any responsibility on Lender beyond the timely payment of Taxes and insurance premiums for which the Reserves were paid into the Reserve Account following Lender’s receipt of bills, invoices or statements therefor in accordance with the terms of this Deed of Trust. Upon assignment of this Deed of Trust by Lender, any funds in the Reserve Account shall be paid over to the assignee and Lender shall thereupon be completely released from all liability with respect thereto.

(g) Additional Reserves. If there is a default or Event of Default hereunder, or if Lender reasonably determines that additional Reserves are required to cover the reasonably anticipated costs of Taxes and insurance premiums, Lender shall have the right to require Borrower to deposit additional Reserves with Lender on each Payment Date. Borrower shall commence paying such additional Reserves on the next Payment Date. All such Reserves, and the rights and obligations of Lender and Borrower in connection therewith, shall be governed by this Article IV and the Reserve Agreement.

(h) Miscellaneous. Unless expressly required by applicable law, no Reserves shall be deemed to be escrow or trust funds and the Reserves may, at Lender’s discretion, be held in a separate account or be commingled with the general funds of Lender. No earnings or interest on the Reserve Account shall be payable to Borrower. Upon payment in full of the Debt, any amount remaining on deposit in the Reserves shall be returned to Borrower (unless such amount is credited against Borrower’s payoff of the Debt).

ARTICLE V

MANAGEMENT

Section 5.1 Management. As of the date hereof, the Property is managed by Borrower. If the Property is not managed by Borrower, it shall be managed either by an Affiliate of Borrower or professional property management company reasonably acceptable to Lender. The Property shall be managed in accordance with generally accepted management practices for properties of similar type and class in the vicinity of the Property. Management by an Affiliate or a professional property management company shall be pursuant to a written agreement approved by and collaterally assigned to Lender. In no event shall any manager be appointed, removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Lender. In the event that Borrower retains a management company in the future (which must be done in accordance with this Section 5.1), then Lender shall have the right to terminate, or to direct Borrower to terminate, any management agreement upon thirty (30) days’ notice and to retain, or to direct Borrower to retain, a new management agent approved by Lender in its reasonable discretion (w) upon the occurrence of an Event of Default hereunder or under any of the other Loan Documents or a default beyond any applicable grace or cure period under the management agreement then in effect, (x) for cause (including, but not limited to, such management agent’s gross negligence, misappropriation of funds, willful misconduct or fraud) or (y) in the event the debt service coverage ratio for the Property is equal to or less than 1.0:1.0 computed by Lender as of any date, as determined by Lender in its reasonable discretion. Whenever a property manager is to be appointed or replaced, the approval of the new or replacement property manager may be conditioned, without limitation, on Lender’s obtaining evidence in writing from any rating agency to the effect that the proposed change in management will not result in a re-qualification, reduction, downgrade or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction or, if no such rating has been issued, in Lender’s good faith judgment, such change in management shall not have an adverse affect on the level of rating attainable in connection with the loan secured hereby. All Rents and profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Borrower’s liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and profits generated by or derived from the Property shall be diverted by Borrower and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.

ARTICLE VI

LEASES AND RENTS

Section 6.1 Assignment.

(a) Borrower does hereby bargain, transfer, pledge, convey, sell, assign and set over unto Lender, all Leases and Rents. This assignment of Leases and Rents is an absolute, unconditional and present assignment from Borrower to Lender and not an assignment for security.

The exercise by Lender of any of its rights or remedies pursuant to this Section 6.1 shall not be deemed to make Lender a mortgagee-in-possession.

(b) So long as no Event of Default shall exist hereunder, Borrower shall have a revocable license to take all actions with respect to all Leases, present and future, subject to the terms of this Deed of Trust and the Assignment. The existence or exercise of Borrower’s revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. This assignment shall be fully operative without any further action on the part of any Person. During the existence of an Event of Default hereunder, Lender shall be entitled to all Rents, whether or not Lender takes possession of the Property.

(c) Borrower agrees to deliver to Lender within ten (10) days after Lender’s request a complete list of the Leases, certified pursuant to an Officer’s Certificate stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the terms of the Leases, the commencement dates, the dates of expiration, any remaining Rent concessions, work obligations or other inducements granted to the lessees, and any renewal options. Borrower shall also deliver on demand a copy of any Lease (or amendment of any Lease) not previously delivered to Lender.

(d) Upon the occurrence and during the continuance of an Event of Default, the license granted hereinabove automatically shall terminate without notice to Borrower, and Lender, Trustee or a receiver may thereupon or at any time thereafter (i) enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper, (ii) dispossess by the usual summary proceedings any lessee defaulting in making any payment due under any Lease or sublease or defaulting in the performance of any of its other obligations under its Lease or sublease, (iii) let the Premises, the Improvements or any portion thereof and (iv) perform such other acts as Lender or Trustee is entitled to perform hereunder or that Borrower is entitled to perform as landlord under any Lease. This assignment and grant shall continue in effect until the entire amount of the Debt shall be paid in full.

(e) In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Borrower to (i) pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be in the possession of Borrower and (ii) vacate and surrender possession of the Property to Lender, Trustee or such receiver; and in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 6.2 Leases.

(a) All new Leases and Lease renewals entered into after the date hereof shall, regardless of whether Lender’s approval is required, unless otherwise consented to by Lender in writing in advance, but subject to the provisions below in this Section 6.2,

(i) be arm’s-length transactions on commercially reasonable terms;

(ii) [Intentionally Omitted];

(iii) contain prevailing market rental rates and contain other terms and conditions consistent with customary and prudent leasing and management practices;

(iv) be fully subordinated to this Deed of Trust and provide for attornment to Lender, if it becomes a successor landlord; and

(v) not contain termination rights other than for landlord default, or major casualty or Taking.

Lender’s written consent shall be required for each new Lease prior to its execution if the Lease is for space in excess of fifteen thousand (15,000) square feet or is for a term exceeding ten (10) years (excluding any extensions and renewal options that are at market rent); provided, however, that consent shall be required in all instances if an Event of Default shall exist. If Lender’s consent is required hereunder, Borrower shall submit to Lender a copy of the proposed Lease or a reasonably detailed description of the economic terms to be incorporated in the Lease including, without limitation, the minimum rental per square foot, additional rental items, any expense stop, rental escalators, rent credits, abatements and concessions, tenant finish allowances, security deposit amounts, term, renewal rights and options for additional space. Lender’s consent to the proposed Lease or economic terms shall not be unreasonably withheld, conditioned or delayed. Promptly upon the execution of each Lease or renewal, Borrower shall deliver a copy thereof, together with all related documentation, to Lender.

Notwithstanding anything to the contrary in this Deed of Trust, the following provisions shall apply:

(1) Borrower may accept a surrender by Qwest of up to one-half (1/2) of Qwest’s tenant space as of the date hereof (such surrendered space, the “Qwest Surrender Space”) provided the following requirements are all satisfied: (i) the Qwest Surrender Space is leased to XM as part of XM’s existing Lease (the “XM Lease”) or pursuant to a new Lease, (ii) the Qwest Surrender Space is leased to XM at a rent equal to at least the lesser of (a) the then-market rent for such space and (b) the rent that would otherwise be due and payable under the Qwest Lease for the Qwest Surrender Space if the Qwest Surrender Space had not been surrendered, (iii) any separate Lease with XM covering the Qwest Surrender Space (a “XM Additional Lease”) contains the same subordination, non-disturbance and attornment terms as are contained in that certain Subordination, Non-Disturbance and Attornment Agreement executed by Lender and XM on or about the date hereof or a new subordination, non-disturbance and attornment agreement containing such terms is executed by XM with respect to the XM Additional Lease, (iv) the terms of the XM Lease, as modified to add the Qwest Surrender Space, or of any XM Additional Lease, as applicable, are the same terms with respect to insurance, condemnation and casualty as are contained in the XM Lease prior to Qwest’s surrender of the Qwest Surrender Space, (v) all of the other terms of the XM Lease, as modified to add the Qwest Surrender Space, or of any XM Additional Lease, as applicable are not materially less favorable to Borrower than the terms of the XM Lease prior to adding of the Qwest Surrender Space and (vi) a fully-executed the modification of the XM Lease adding the Qwest Surrender Space or a fully-executed XM Additional Lease, whichever is applicable, is submitted to Lender at least twenty (20) Business Days prior to the effective date of the surrender by Qwest of the Qwest Surrender Space, together with a certification by an authorized officer of Borrower that all of the foregoing conditions are satisfied.

(2) In addition to the rights of Borrower under item (1) above, (i) the Qwest Surrender Space may be partially leased to XM in accordance with the provisions of item (1) above and partially leased to one or more other tenants or (ii) the Qwest Surrender Space, after being leased to XM, may be surrendered by XM to Borrower and re-leased to one or more other tenants, provided that, in either case, with respect to any Lease to other tenants of any portion of the Qwest Surrender Space, (a) the conditions of item (1) above are all satisfied (in the same manner as if the other tenant(s) are/were XM entering into an XM Additional Lease) and (b) Lender is reasonably satisfied with the creditworthiness of such other tenant(s).

With respect to any request for Lender’s consent under this Section 6.2, if Borrower submits a written request for consent with all information required under this Section 6.2 and with the following legend at the top of the first page of such request in ALL-CAP typeface of at least 12 point size:

“THE FOLLOWING IS A REQUEST FOR LENDER’S CONSENT PURSUANT TO SECTION 6.2 OF THAT CERTAIN DEED OF TRUST BETWEEN XM 1500 ECKINGTON LLC AND MERRILL LYNCH MORTGAGE LENDING, INC. DATED AUGUST     , 2004 WITH RESPECT TO 1500 ECKINGTON IN WASHINGTON, D.C. FAILURE OF LENDER TO RESPOND TO THIS REQUEST FOR CONSENT WITHIN TEN (10) BUSINESS DAYS OF THE EFFECTIVE DATE OF THIS REQUEST SHALL, SUBJECT TO THE TERMS OF THE DEED OF TRUST, CAUSE SUCH CONSENT TO BE DEEMED GRANTED BY LENDER.”

and if Lender fails to grant or deny its consent to the submitted request within five (5) Business Days of the date such request is deemed effective under the notice provisions of Section 15.1(b) below and if Borrower then sends to Lender an additional request for consent, which additional request for consent contains the following legend at the top of the first page of such request in ALL-CAP typeface of at least 12 point size:

“THE FOLLOWING IS A SECOND REQUEST FOR LENDER’S CONSENT PURSUANT TO SECTION 6.2 OF THAT CERTAIN DEED OF TRUST BETWEEN XM 1500 ECKINGTON LLC AND MERRILL LYNCH MORTGAGE LENDING, INC. DATED AUGUST     , 2004 WITH RESPECT TO 1500 ECKINGTON IN WASHINGTON, D.C. FAILURE OF LENDER TO RESPOND TO THIS REQUEST FOR CONSENT WITHIN FIVE (5) BUSINESS DAYS OF THE EFFECTIVE DATE OF THIS REQUEST SHALL, SUBJECT TO THE TERMS OF THE DEED OF TRUST, CAUSE SUCH CONSENT TO BE DEEMED GRANTED BY LENDER.”

and if Lender fails to grant or deny its consent to the second request within five (5) Business Days of the date such second notice is deemed effective pursuant to the notice provisions of Section 15.1(b) below, then such request shall be deemed to have been consented to by Lender (provided, however, such deemed consent shall only apply to the specific item described in the submitted request upon the exact terms set forth in the submitted request, and shall not apply to any modified terms or to other actions requiring Lender’s consent under this Section 6.2, this Deed of Trust or the other Loan Documents).

(b) Borrower shall observe and perform all the obligations imposed upon the lessor under the Leases and pursuant to applicable Legal Requirements. Borrower shall not, without the prior written consent of Lender: (i) accept Rents (exclusive of security deposits) for more than one month in advance, (ii) [Intentionally Omitted]; (iii) amend or modify any Lease, except as permitted under this Section 6.2; (iv) enter into any Lease not in conformity with Section 6.2 (a); (v) take or omit to take any action or exercise any right or option which would permit the tenant under any Lease to cancel or terminate said Lease or accept the surrender or assignment of any Lease; (vi)

take action to permit any Lease to become subordinate to any Lien other than the lien of this Deed of Trust; (vii) further pledge, transfer, mortgage or otherwise encumber or assign the Leases or future payments of Rents except if expressly permitted by this Deed of Trust; (viii) cancel or terminate any Lease (other than for non-payment of rent or any other material default thereunder); or (ix) discount, release, waive, compromise or otherwise discharge any Rents payable or other obligations under the Leases. However, Borrower may take any of the actions described in subsections (viii) and (ix) so long as such actions are taken by Borrower in the ordinary course of business and are consistent with sound customary leasing and management practices for similar properties and prompt notice thereof is given to Lender.

(c) During the existence of an Event of Default, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of any sale by Trustee of the Property or any portion thereof by Trustee pursuant to the power of sale provided herein, Lender shall have, and Borrower hereby gives and grants to Lender, the right, power and authority to make and enter into Leases with respect to the Property for such rents and for such periods of occupancy and upon such other terms and conditions as Lender determines in its sole discretion with like effect as if such Leases had been made by Borrower as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Deed of Trust. Borrower expressly acknowledges and agrees that the term of each such Lease may extend beyond the Maturity Date of the Loan or any sale by Trustee of the Property. In furtherance of the rights granted Lender under Section 6.1 (d) hereof and this Section 6.2 (c), Borrower hereby irrevocably appoints Lender, Trustee and any receiver of the Property as the attorneys-in-fact of Borrower coupled with an interest. In connection with any action taken by Lender, Trustee or any receiver of the Property pursuant to this Article, Lender, Trustee or any receiver of the Property shall not be liable for any loss sustained by Borrower resulting from any failure to let the Property, or from any other act or omission of Lender, Trustee or any receiver of the Property in managing the Property, nor shall Lender, Trustee or any receiver of the Property be obligated to perform or discharge any obligation, duty or liability under any Lease.

(d) All security deposits of lessees, whether held in cash or any other form, shall be treated by Borrower as trust funds, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at a bank or other financial institution reasonably satisfactory to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described and shall be issued by a financial institution reasonably satisfactory to Lender. The bond or other instrument shall, if permitted pursuant to Legal Requirements, at Lender’s option, name Lender as payee or beneficiary thereunder or be fully assignable to Lender and shall otherwise be reasonably satisfactory to Lender.

(e) If requested by Borrower in writing, provided no Event of Default exists and no default exists under the applicable Lease, at Borrower’s sole cost and expense (which shall include, without limitation, reasonable attorney’s fees and costs of Lender), Lender shall execute a subordination, non-disturbance and attornment agreement on Lender’s form or on a form otherwise reasonably satisfactory to Lender in both form and substance for any tenant of the Property.

ARTICLE VII

MAINTENANCE AND REPAIR

Section 7.1 Maintenance and Repair of the Property; Alterations; Replacement of Equipment. Borrower hereby covenants and agrees that:

(a) Borrower shall (i) maintain the Property and, to the extent same are the responsibility of Borrower (and to the extent same are not the responsibility of Borrower, shall request the responsible Person or governmental agency maintain), the sidewalks and curbs adjoining the Property in good repair and shall keep the same in good, safe and insurable condition and in compliance with all existing and future applicable Legal Requirements, (ii) promptly make all repairs and replacements to the Property, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for similar buildings for their present uses, (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property and (iv) not abandon the Property. Unless a governmental agency is responsible for same, Borrower shall keep the sidewalks, vaults, gutters and curbs comprising, in front of or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs and replacements made by Borrower shall (i) be made with materials appropriate for the class and character of the Property as it exists as of the date hereof, in a good and workmanlike manner, (ii) be equal or better in quality and class to the original work, (iii) comply with all applicable Legal Requirements and Insurance Requirements and (iv) be at Borrower’s sole expense (unless the obligation of or reimbursed by tenants or other responsible parties).

(b) Borrower shall not demolish, remove, construct, or, except as expressly provided in Article III hereof, restore or alter the Property or any portion thereof, nor consent to or permit any of the foregoing, without Lender’s prior written consent in each instance, which consent may be given or withheld in Lender’s discretion. Notwithstanding the foregoing, Lender’s consent shall not be required with respect to alterations made by tenants of the Property in accordance with their Leases. Notwithstanding the foregoing, Borrower shall be permitted to perform work on existing Improvements (i.e., without expanding the existing gross square footage of the Improvements) for tenant improvements in accordance with existing Leases or Leases made in accordance with this Deed of Trust and/or to add additional structural supports to the existing Improvements without Lender’s prior written consent provided the following additional conditions are satisfied: (i) no structural supports or load-bearing walls are removed or materially modified, (ii) such work is performed in accordance with the last sentence of Section 7.1(a) above, (iii) Borrower delivers to Lender prior to the commencement of such work an Officer’s Certificate which describes the nature of such work and estimated cost of completion of such work in reasonable detail, (iv) such work does not violate the terms of any Lease and (v) if the cost of such work (together with any amounts on deposit in reserves established with Lender for such purpose) exceeds Five Hundred Thousand Dollars ($500,000), Borrower deposits an amount with Lender as is reasonably determined by Lender to cover the cost of completion of such work or delivers to Lender a clean, irrevocable, evergreen letter of credit in form and substance acceptable to Lender and from a bank with a Standard of Poor’s rating of at least “AA” and otherwise reasonable acceptable to Lender (or, if such work relates to tenant improvements, sufficient sums are on deposit in a reserve with Lender for such purpose).

(c) Notwithstanding the provisions of this Deed of Trust to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. If required for the operation of the Improvements, Borrower shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if replacement of the Equipment so removed or disposed of is not necessary for the proper management, operation or maintenance of the Property, Borrower shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

ARTICLE VIII

TRANSFER OR ENCUMBRANCE OF THE PROPERTY

Section 8.1 No Transfer/Encumbrance. Without the prior written consent of Lender, Borrower agrees that it shall not Transfer, or agree to Transfer, all or any portion of the Property or any interest therein. For purposes of the preceding sentence, the following shall be prohibited, subject to the later provisions of this Article VIII:

(i) an installment sale agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments;

(ii) [Intentionally Omitted];

(iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents;

(iv) subjecting the Property to a condominium regime or transferring the Property to a cooperative corporation or similar association;

(v) for so long as the Original Principal Collateral Agreement is in full force and effect (including, without limitation, Article VIII thereof), any of the following events that results in an Ownership Change: any merger or consolidation of Borrower, or any voluntary or involuntary sale, conveyance, transfer, pledge or encumbrance of a majority of the beneficial interests in Borrower or any general partner or managing member (or if no managing member, any member) of Borrower, whether occurring in one or a series of transactions; and

(vi) if the Original Principal Collateral Agreement is no longer in full force and effect or if Section 8.9 of the Original Principal Collateral Agreement is modified in any material respect after the date hereof, any of the following events: any merger or consolidation of Borrower, or any voluntary or involuntary sale, conveyance, transfer, pledge or encumbrance of a majority of the beneficial interests in Borrower or any general partner or managing member (or if no managing member, any member) of Borrower, whether occurring in one or a series of transactions.

Section 8.2 Permitted Transfers. (a) Notwithstanding the foregoing, the following shall not be deemed to be Transfers hereunder: (i) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Borrower or any member or general partner thereof, if (A) written notice of any transfer pursuant to this clause (i) is given to Lender together with such documents relating to the transfer as Lender may reasonably require, (B) control over the management and operation of Borrower is retained by the XM Satellite Radio Holdings, Inc. (“Original Principal”) at all times or assumed by Persons who are acceptable in all respects to Lender in its sole discretion, (C) no such transfer by any of the Original Principal will release the respective estate from any liability as a guarantor, and (D) no such transfer, death or other event has any adverse effect either on the Single Purpose Entity status of Borrower or on the status of Borrower as a continuing legal entity liable for the payment of the Debt and the performance of all other obligations secured hereby; (ii) an inter vivos or testamentary transfer of all or any portion of the ownership interest in Borrower to one or more family members of Original Principal or a trust in which all of the beneficial interest is held by one or more family members of Original Principal or a partnership, limited liability company, corporation or other legal entity in which a majority of the capital and profits interests are held by one or more family members of Original Principal, provided that any inter vivos transfer of all or any portion of the Property or any inter vivos transfer or issuance of capital stock (or other ownership interests) in Borrower is made in connection with Original Principal’s bona fide, good faith estate planning and that the Person(s) with Control of Borrower or the management of the Property are (A) the same Person(s) who had such Control and management rights immediately prior to the transfer in question, or (B) reasonably acceptable to Lender; (iii) if Borrower is a limited or general partnership or limited liability company, (A) a transfer of the limited partnership or non-managing membership interest in Borrower, unless such interest would, or together with all other direct or indirect interests in Borrower which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in Borrower or would result in any Person who, as of the date hereof, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower, or (B) a transfer of any legal or beneficial interest in any general partner or managing member, as applicable, of Borrower unless (x) such interest would, or together with all other direct or indirect interest in the general partner or managing member, as applicable, of Borrower which were previously transferred, aggregate 49% or more of the legal or beneficial interest in the general partner or managing member, as applicable, of Borrower or (y) such transfer would result in a change in Control of the management of the general partner or managing member, as applicable, from the individuals exercising such Control immediately prior to the conveyance or other transfer of such legal or beneficial interest, (iv) transfer of interests of Original Principal in Borrower to another entity in connection with the merger with or sale of substantially all of the assets of Original Principal into another entity, (v) the trading of and/or issuance of additional shares in Original Principal on the public securities markets, (vi) any Leases executed in accordance with the terms of this Deed of Trust and the other Loan Documents and (viii) a transfer of personal property or any interest therein in the normal course of business that is replaced by collateral of similar nature and of equal or greater value. As used herein, “family members” shall include spouses, children and grandchildren and any lineal descendants.

(b) Notwithstanding the foregoing, (x) a pledge of Original Principal’s ownership interests in Borrower that results in an Ownership Change and that is made in connection with a

Corporate Financing (as defined below) (a “Corporate Financing Pledge”) shall not constitute a prohibited Transfer and (y) a foreclosure of a Corporate Financing Pledge that results in an Ownership Change shall not constitute a prohibited Transfer, provided all of the following conditions are satisfied: (i) Borrower provides Lender with written notice of such foreclosure within ten (10) Business Days after the completion of such foreclosure, which notice must include the name and address of the person that obtains the interests in Borrower pursuant to such foreclosure and (ii) Borrower provides Lender with a new or updated Insolvency Opinion which considers new owner of interests in Borrower and is in form and substance satisfactory to Lender and, if required by Lender, the Rating Agencies within ten (10) Business Days after the completion of such foreclosure (provided, however, that if Lender believes that the Insolvency Opinion delivered by Borrower will be satisfactory to the Rating Agencies but the approval of the Rating Agencies has not yet been received, such ten (10) Business Day period shall be extended until the Rating Agencies have responded). As used herein, “Corporate Financing” means financing that is (A) (X) in the form of bonds or securities (1) offered to the public through the public securities markets, (2) offered to investors pursuant to Rule 144A under the Securities Act or (3) issued in connection with any private placement exempt from the registration requirements of the Securities Act or (Y) indebtedness extended by a bank, financial institution or financing company (including any financing company affiliate of an automotive or satellite manufacturer), (B) obtained by Original Principal in connection with such entity’s business operations as a whole (including the operations, or any part thereof, of XM) and not related primarily or solely to the business of owning Borrower or related primarily or solely to the Property and (C) is secured by a pledge of all or substantially all of the assets of Original Principal (the “Original Principal Pledged Collateral”), which pledge is made subject to the Original Principal Collateral Agreement or a similar agreement, in either case governing other pledges of the Original Principal Pledged Collateral to other creditors of Original Principal (such agreement, a “Collateral Agreement”) and which Collateral Agreement provides that (I) all pledgees have pari passu interests in the Original Principal Pledged Collateral and (II) except for customary emergency actions that a collateral agent may take without the consent of the pledgees or actions that a collateral agent may take in the absence of responses from each pledgee entitled to direct foreclosure, the collateral agent is not permitted to foreclose on the Original Principal Pledged Collateral without the consent or agreement of holders of at least twenty five percent (25%) of the aggregate indebtedness secured by the Original Principal Pledged Collateral.

Section 8.3 Conditions to Consent. Except for pledges covered by Section 8.2(b) above, Lender reserves the right to condition its consent to any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or other Transfer under this Article VIII upon (a) its receipt of all information regarding the proposed transferee which Lender reasonably deems necessary to underwrite the credit-worthiness and managerial expertise of the proposed transferee at least forty-five (45) days prior to the proposed Transfer, (b) Lender’s receipt of an assumption fee equal to one percent (1%) of the outstanding principal balance of the Debt, (c) payment of all out-of-pocket costs, fees and expenses of Lender and reasonable attorney’s fees and costs in connection with the Transfer, (d) execution and delivery of Lender’s form of assumption agreement, indemnities (if the principals of Borrower change), guaranties (if the principals of Borrower change), ratifications, financing statements, note modifications, opinions and (including, without limitation, an updated Insolvency Opinion) all other agreements reasonably required by Lender, (e) delivery of all title, casualty, liability and other insurance policies, endorsements and certificates reasonably required by Lender, (f) Lender’s determination that such proposed transferee have a level of expertise in the asset class of the Property comparable to or better than Borrower, and such proposed transferee shall be automatically deemed to have sufficient expertise if: (1) said entity is a publicly traded REIT with a market capitalization in excess of $500 million or an entity controlled by the foregoing entity or (2) said entity is a private company with an audited net worth in excess of $250 million or an entity controlled by the foregoing entity and either (y) has no less than 2 million square feet of commercial space, including office, retail, and industrial space, under management by itself or an entity controlling it, or (z) engages a property management company meeting the criteria in clause (y) and approved by Lender pursuant to Article VIII hereof, pursuant to a management agreement approved by Lender pursuant to Article VIII hereof, (g) Lender shall have received confirmation in writing from each of the Rating Agencies (as defined herein) that such Transfer will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to such Transfer for any securities issued in connection with a Secondary Market Transaction); (h) a party associated with the proposed transferee approved by Lender in its sole but reasonable discretion assumes the obligations of the current indemnitor under its guaranty or indemnity agreement and such party associated with the proposed transferee executes, without any cost or expense to Lender, a new guaranty or indemnity agreement in form and substance satisfactory to Lender and delivers such legal opinions as Lender may reasonably require; and (i) satisfaction of such other conditions as Lender shall determine in its reasonable discretion. No request for consent will be entertained by Lender if the Loan is in default or if the Transfer is to occur within sixty (60) days of any contemplated sale of the Loan by Lender, whether in connection with a securitization or otherwise. Any approval or denial of consent to a Transfer prohibited under this Article VIII shall be in the sole discretion of Lender.

ARTICLE IX

BOOKS AND RECORDS; REPORTING REQUIREMENTS

Section 9.1 Estoppel Certificates. Borrower shall at its own expense, within fifteen (15) days after written request by Lender, furnish Lender with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (b) the rate of interest of the Note, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (e) that the Note, this Deed of Trust and the other Loan Documents have not been modified or if modified, giving particulars of such modification and (f) that no Event of Default exists or any event or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or Event of Default, or if such Event of Default, event or circumstance exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Event of Default, event or circumstance. Lender shall, within fifteen (15) days after written request by Borrower, furnish Borrower with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (b) the rate of interest of the Note, (c) the date payments of interest and/or principal were last received, (d) that the Note, this Deed of Trust and the other Loan Documents have not been modified or if modified, giving particulars of such modification and (e) that, to Lender’s knowledge, no Event of Default exists or any event or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or Event of Default, or if such Event of Default, event or circumstance exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Event of Default, event or circumstance, provided, however, that Lender’s statement with respect to item (e) shall not be binding upon Lender and shall not operate to prevent Lender from claiming at any later date that an Event of Default, or an event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, existed as of the date of such statement.

Section 9.2 Financial Statements and Books and Records. Borrower shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles or such other accounting method as is acceptable to Lender (Lender agrees that the accounting method utilized in the financial statements delivered to Lender in connection with the Loan shall be deemed to be satisfactory). Lender and its duly authorized representatives, agents, and employees shall have the right to examine, copy and audit Borrower’s records and books of account at all reasonable times and, except during an emergency or following the occurrence and during the continuance of an Event of Default, upon reasonable advance written notice. Borrower shall provide to Lender the following financial statements and information, all of which must be certified to Lender as being true and correct by Borrower or the entity to which they pertain and, if financial statements, be compiled in accordance with generally accepted accounting principles consistently applied or such other accounting method as is acceptable to Lender (Lender agrees that the accounting method utilized in the financial statements delivered to Lender in connection with the Loan shall be deemed to be satisfactory), and be in form and substance reasonably acceptable to Lender:

(a) until the earlier of (x) the one year anniversary of the Loan and (ii) the completion of a Secondary Market Transaction, within thirty (30) days after the end of each calendar month, operating statements for the Property for the immediately preceding twelve (12) month period and a rent roll for the preceding month;

(b) copies of all tax returns filed by Borrower, within thirty (30) days after the date of filing;

(c) annually, within one hundred twenty (120) days after the end of each calendar year, operating statements for the Property for the immediately preceding year and a rent roll for the Property containing the name of each tenant, the space occupied by such tenant, the lease commencement date and expiration date, security deposit, rent, additional rent, arrearages, and such other information as may customarily be reflected thereon or reasonably requested by Lender;

(d) annual financial statements for Borrower within one hundred twenty (120) days after the end of each fiscal year and, upon Lender’s request, financial statements from each indemnitor and guarantor under the Loan; provided, however, that if an indemnitor or guarantor is a publicly traded entity that files financial statements that readily available to the public, then Borrower shall not be obligated to deliver any financial statements under this item (d); and

(e) such other information with respect to the Property, Borrower, the principals, members or general partners of Borrower, as applicable, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the Loan which may be reasonably requested from time to time by Lender, within a reasonable time after the applicable request; provided, however, that if an indemnitor or guarantor is a publicly traded entity that files financial statements that readily available to the public, then Borrower shall not be obligated to deliver any items in respect of such indemnitor or guarantor under this item (d).

In the event Borrower fails to supply any of the financial information as and when required in items (a) through (e) above, Lender, in addition to any other rights and remedies contained herein, shall have the right (but no obligation) to make or cause to be made such inspections of the Property and such audits of Borrower and/or the Property as Lender shall determine, in its reasonable discretion, by such Person(s) as Lender reasonably deems appropriate. Borrower agrees to pay or to reimburse Lender for any reasonable out-of-pocket expense incurred therefor and further agrees to provide and/or make available all necessary information and personnel and to otherwise reasonably cooperate in connection with any such inspection or audit. If Borrower fails to pay or reimburse Lender within ten (10) days of a request by Lender therefor, the amounts so owed shall be added to the Debt and shall accrue interest at the Default Rate.

ARTICLE X

SECURITY AGREEMENT; FIXTURE FILING

Section 10.1 Security Agreement.

(a) This Deed of Trust is both a real property mortgage and a “security agreement” within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. This Deed of Trust is filed as a fixture filing and covers goods which are or are to become fixtures on the Property. Borrower by executing and delivering this Deed of Trust has granted to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 10.1 the “Collateral”). During the existence of an Event of Default, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender during the existence of an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at the Property. Borrower shall pay to Lender on demand any and all reasonable out-of-pocket expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff’s sales are advertised in the county or other applicable jurisdiction where the Premises is located. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. It is not necessary that the Collateral be present at any disposition thereof. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

(b) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Deed of Trust. Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Deed of Trust or the priority of Lender’s lien upon and security interest in the Property in the event that notice of Lender’s priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof. No portion of the Collateral constitutes or is the proceeds of “Farm Products”, as defined in the UCC.

(c) If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower (other than as security under a Lease), Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Deed of Trust.

(d) Borrower and Lender acknowledge that for the purposes of Article 9 of the UCC, the law applicable to the Reserve Account shall be the law of the jurisdiction of the bank in which the Reserve Account is located.

(e) Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(f) Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(g) If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

ARTICLE XI

DEFAULTS

Section 11.1 Events of Default. The Debt shall become immediately due at the option of Lender upon any one or more of the following events (each, an “Event of Default”):

(a) if any monthly payment of interest or principal or any scheduled monthly reserve payment is not paid as required pursuant to the Note within five (5) days after the date that the same is due or if all or any portion of the principal amount of the Note shall not be paid on the Maturity Date;

(b) if any other amount payable pursuant to the Note, this Deed of Trust, or any other Loan Document except as set forth in (a) above is not paid within five (5) days after written notice to Borrower from Lender;

(c) if an “Event of Default” occurs under the terms of any of the Loan Documents;

(d) if Borrower fails to maintain insurance in accordance with Article II hereof;

(e) if Borrower fails to comply with Article VIII or Article XII hereof;

(f) if any representation or warranty of Borrower or any Indemnitor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading when made in any material respect and same shall not be cured within thirty (30) days of written notice from Lender to Borrower;

(g) if a receiver, liquidator or trustee is appointed for Borrower, any general partner or managing member or sole member of Borrower or any Indemnitor; or if Borrower or any general partner or managing member or sole member of Borrower or any Indemnitor becomes insolvent, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or if any petition for bankruptcy, reorganization, liquidation or arrangement pursuant to federal bankruptcy law, or any similar federal or state law of Borrower, any general partner or managing member or sole member of Borrower or any Indemnitor, shall be filed by or against, consented to, or acquiesced in by, Borrower or any general partner or managing member or sole member of Borrower or any Indemnitor; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or such general partner or managing member or sole member of Borrower or Indemnitor, then upon the same not being discharged, stayed or dismissed within ninety (90) days thereafter;

(h) if Borrower shall be in default beyond any notice or grace period, if any, under any other deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Deed of Trust; provided, however, this provision shall not be deemed a waiver of the provisions hereof prohibiting further encumbrances affecting the Property or any other provision of this Deed of Trust;

(i) if the Property becomes subject (i) to any Lien other than a Lien for real estate taxes and assessments not yet due and payable, or (ii) to any mechanic’s, materialman’s or other Lien, and such Lien shall not be discharged (by payment, bonding, or otherwise) within forty-five (45) days after receipt of notice of the existence of such Lien, unless contested in accordance with the terms hereof;

(j) or if Borrower is enjoined by any court or other Governmental Authority from continuing the operation of its business, including, without limitation, entering into Leases or performing its obligations thereunder, which injunction is not released or stayed, within forty-five (45) days;

(k) if Borrower or any general partner or manager or member, as applicable, of Borrower shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower or any such general partner, managing member or sole member;

(l) if the Property, is subjected to waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby;

(m) if any judgment, writ, warrant of attachment or execution or similar process is issued or levied against the Property and is not released, vacated or fully bonded on or before the earlier of (i) ninety (90) days after its issue or levy or (ii) the date that is five (5) business days prior to the date set for satisfaction of or execution upon such judgment, writ, warrant or execution or similar process; or

(n) if Borrower shall fail to perform any of the other terms, covenants or conditions of the Note, this Deed of Trust or any other Loan Document, other than as set forth in (a) through (m) above, for thirty (30) days after notice from Lender, provided that if such failure is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such failure within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such failure up to but not exceeding a maximum period of one hundred twenty (120) days, subject to force majeure.

Section 11.2 Remedies.

(a) Remedies Available. During the existence of any Event of Default, Lender and, upon request of Lender, Trustee may, in addition to any other rights or remedies available to it hereunder, at law or in equity, take such action, without notice or demand, as it deems advisable to protect and enforce any one or more or its rights against Borrower and in and to the Property, including, without limitation, the following actions:

(i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 11.1(g) the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable;

(ii) enter into or upon the Property, in compliance with applicable law, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, with or without a sale by Trustee of the Property pursuant to the power of sale provided herein and without applying for a receiver for the Rents and without any payment of rent or other compensation to Borrower, but subject to the rights of the tenants under the Leases. Thereupon Lender or Trustee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with any or all of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on any of the Property, (C) exercise all rights and powers of Borrower with respect to all or any portion of the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases and Contracts, obtain and evict tenants, and demand, sue for, collect and receive the Rents and other earnings, revenues, rents, issues, profits and other income of the Property, and (D) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance premiums and Other Charges in connection with the Property, as well as just and reasonable compensation for the services of Lender’s and Trustee’s third-party agents;

(iii) have an Appraisal or other valuation of the Property performed by an Appraiser (and Borrower covenants and agrees it shall cooperate in causing any such valuation or Appraisal to be performed) and, if a foreclosure upon any portion of the Property is contemplated by Lender, any cost or expense incurred by Lender or Trustee, as the case may be, in connection therewith shall constitute a portion of the Debt and be secured by this Deed of Trust and shall be immediately due and payable to Lender or Trustee, as the case may be, with interest, at the Default Rate, until the date of payment to Lender or Trustee, as the case may be;

(iv) sell all or any portion of the Property and any or all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender or Trustee, and in the event of a sale of less than all of the Property, this Deed of Trust shall continue as a lien on the remaining portion of the Property;

(v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in any of the Loan Documents;

(vi) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Deed of Trust;

(vii) apply, ex parte, for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender or Trustee to receive the Rent with respect to any of the Property pursuant to this Deed of Trust or the Assignment;

(viii) require Borrower or any receiver appointed to collect the Rents to pay Lender monthly in advance the fair and reasonable rental value for any portion of the Property used or occupied by Borrower. Upon demand by Lender, Trustee or such receiver, Borrower shall immediately vacate and surrender possession to Lender, Trustee or such receiver. In default thereof, Borrower may be evicted by Lender, Trustee or such receiver by summary proceedings or otherwise; or

(ix) pursue any or all such other rights or remedies as Lender or Trustee may have under applicable law or in equity; provided, however, that the provisions of this Section 11.2(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.

Each of the foregoing rights and remedies may be pursued individually, concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender or Trustee hereunder, at law or in equity.

(b) If Lender elects to cause the Property or any portion thereof to be sold, Trustee shall sell the Property in accordance with the following:

(i) Trustee may cause any such sale or other disposition to be conducted immediately upon the occurrence of any Event of Default (or immediately upon the expiration of any redemption or reinstatement period required by law and not capable of being waived by Borrower), or Trustee may delay any such sale or other disposition for such period of time as Lender deems to be in its best interest. Should Lender desire that more than one such sale or other disposition be conducted, Lender may, at its option, cause Trustee to conduct such sales simultaneously, or successively, on the same day, or at such different days or times and in such order as Lender may deem to be in its best interest.

(ii) Thereafter, upon the giving of such notice of the time, terms and place of sale as may then be required by law, and without the necessity of any demand on Borrower, Trustee shall sell the Property or the portion thereof so specified by Lender at public auction. Lender, from time to time, also may rescind any notice of default or Event of Default theretofore given and such notice of its election to sell the Property. The exercise by Lender of such right of postponement or rescission shall not constitute a waiver of any default or Event of Default then existing or subsequently occurring nor impair the right of the Lender to give notice of default or Event of Default and notice of its election to sell the Property or otherwise affect any provision of this Deed of Trust or any of the other Loan Documents.

(iii) ]Intentionally Omitted]

(iv) Trustee may, and upon the request of Lender shall, adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(c) Application of Proceeds. The proceeds or avails of any sale made under or by virtue of this Section 11.2, together with any other sums which then may be held by Lender or Trustee under this Deed of Trust, whether under the provisions of this Section 11.2 or otherwise, shall be applied as follows:

First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Trustee and of Trustee’s and Lender’s legal counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender and Trustee under this Deed of Trust, together with interest as provided herein on all such expenses, liabilities and advances made by Lender or Trustee, as the case may be;

Second: To the payment of the whole amount then due, owing and unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid in full;

Third: To the payment of any other Debt required to be paid by Borrower pursuant to any provision of this Deed of Trust, the Note, or any of the other Loan Documents; and

Fourth: The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender, Trustee and any receiver or custodian of the Property shall be liable to account for only those Rents, earnings, revenues, issues, profits and income actually received by it.

(d) Rights Pertaining to Sales. (i) Lender may adjourn from time to time any sale to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or adjourned sale. Except as otherwise provided by any applicable Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(ii) Upon the completion of any sale made by Trustee under or by virtue of this Section 11.2, Trustee, or any officer of any court empowered to do so, shall execute and deliver to any accepted purchaser good and sufficient instruments granting, conveying, assigning and transferring all estate, right, title and interest in and to the Property sold without any covenant or warranty whatsoever express or implied, or as otherwise determined by Lender. Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property so sold pursuant to this Section 11.2. For that purpose Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and substitute one or more Persons with like power. Borrower hereby ratifies and confirms all that such attorney-in-fact or substitutes shall lawfully do by virtue hereof in accordance with this Section 11.2. Borrower, if so requested by Lender or Trustee, shall ratify and confirm any such sale by executing and delivering to Lender or any purchaser all such instruments as Lender deems necessary or desirable. Any sale made pursuant to this Section 11.2, whether by power of sale or otherwise, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity of Borrower in and to the Property so sold, and shall, to the fullest extent permitted by Legal Requirements, be a perpetual bar both at law and in equity against Borrower and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Borrower.

(iii) In the event of any sale made pursuant to this Section 11.2, the entire Debt immediately thereupon shall become due and payable, anything in the Loan Documents to the contrary notwithstanding.

(iv) Upon any sale made pursuant to this Section 11.2, Lender may bid for and acquire all or any portion of the Property. In lieu of paying cash therefor, Lender or Trustee may make settlement for the purchase price by crediting against the Debt the net sales price after deducting therefrom the reasonable expenses of the sale and the costs of the action.

(e) No Release. No recovery of any judgment by Lender or Trustee and no levy of an execution under any judgment upon the Property or upon any other property of Borrower shall release or impair the lien of this Deed of Trust upon the Property, or any liens, rights, powers or remedies of Lender or Trustee hereunder until the Debt is paid in full.

(f) Tenancy at Sufferance. Subject to any written agreement between Lender and any tenant, unless Lender, Trustee or the purchaser of the Property pursuant to any sale thereof resulting from the exercise of Lender’s or Trustee’s rights hereunder would have the right automatically to cause Borrower or any Person in possession of the Property to be evicted therefrom immediately upon such sale, any sale of the Property pursuant to this Deed of Trust, without further notice, shall create the relation of landlord and tenant at sufferance between the purchaser and Borrower or any Person in possession of the Property through Borrower, and upon failure of Borrower or such Person to surrender possession thereof immediately, Borrower or such Person may be removed by a writ of possession of the purchaser in any court having jurisdiction.

Section 11.3 Interest After Default. If any portion of the Debt is not paid when due (whether by acceleration or otherwise), and after any applicable grace period, then Borrower shall pay interest at the Default Rate on the entire portion of the Debt due from the date on which such amount first becomes due until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to sell the Property. All unpaid and accrued interest shall be secured by this Deed of Trust as part of the Debt. Nothing in this Section 11.3 or in any other provision of this Deed of Trust shall constitute an extension of the time for payment of the Debt.

Section 11.4 Borrower’s Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender in connection therewith, Borrower shall (a) [Intentionally Omitted], (b) if required by Lender or Trustee, consent to the appointment of a receiver or receivers of the Property and of all the earnings, revenues, rents, issues, profits and income thereof, and (c) waive any defense Borrower might have for the failure of Lender or Trustee to make any tenants party defendants to a foreclosure proceeding or to foreclose their rights in any such proceeding.

Section 11.5 Control by Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, any of its property, or the Property, to the extent permitted by Legal Requirements, Lender or Trustee shall be entitled to obtain possession and control of all of the Property in accordance with the terms hereof.

Section 11.6 Right to Cure Defaults. Upon the occurrence of any Event of Default hereunder, Lender, Trustee or their agents, without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, may, but without obligation to do so, perform, pay or otherwise cure any defaulted obligation of Borrower in such manner and to such extent as Lender may deem necessary to protect the Property or the lien of this Deed of Trust. Lender, Trustee and their agents are authorized to enter upon the Property, and appear in, defend, or bring any action or proceeding, to protect Lender’s interest in the Property, cause the sale of the Property or collect the Debt. Trustee’s or Lender’s reasonable costs, as the case may be, and reasonable out-of-pocket expenses in connection with any actions taken pursuant to this Section 11.6 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall (i) constitute a portion of the Debt, (ii) be due and payable to Lender or Trustee, as the case may be, within twenty (20) days following written demand and (iii) accrue interest at the Default Rate from the date paid or incurred by Lender to the date Lender or Trustee, as the case may be, is paid in full.

Section 11.7 Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for any default by Borrower existing at the time such earlier action was commenced.

Section 11.8 Marshaling and Other Matters. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any interest therein. Borrower hereby expressly waives all rights of redemption from sale, whether equitable or statutory, under any order or decree of foreclosure of this Deed of Trust. Such waiver shall bind Borrower, and every Person acquiring any interest in or title to the Property subsequent to the date hereof and all other Persons, to the fullest extent permitted by applicable law.

Section 11.9 No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

ARTICLE XII

COVENANTS REGARDING

INDEBTEDNESS AND CHANGES IN BORROWER

Section 12.1 Covenants Regarding Indebtedness and Changes in Borrower. Borrower represents, warrants and covenants as follows (notwithstanding the foregoing, items below which are covenants shall not also be deemed representations or warranties):

(a) Borrower has not owned, does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

(b) Borrower has not engaged and will not engage in any business other than to purchase, sell, own, trade, assign, transfer, mortgage, pledge, hold, develop, lease, manage and otherwise operate and deal with the Property and entering into and performing Borrower’s obligations under the Loan Documents.

(c) Borrower has not entered into and will not enter into any contract or agreement with (i) any Affiliate of Borrower, (ii) any constituent party of Borrower, (iii) any guarantor (an “Indemnitor”) of the Debt or any part thereof, or (iv) any Affiliate of any constituent party of Borrower or any Indemnitor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with third parties other than any such party. Borrower has maintained and will maintain an arm’s length relationship with its Affiliates.

(d) Borrower has not incurred and will not incur, create or assume any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt (including, without limitation, the indebtedness owed to Lender’s predecessors in interest under this Deed of Trust) and (ii) unsecured trade payables incurred in the ordinary course of its business of owning and operating the Property, provided that such trade payables (A) are not evidenced by a note, (B) are not, unless being contested in accordance with the terms of this Deed of Trust, outstanding for more than sixty (60) days from the date incurred with trade creditors and are in amounts as are normal and reasonable under the circumstances, and (C) do not exceed two percent of the outstanding principal of the Loan in the aggregate. No indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property.

(e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliates of Borrower or any Indemnitor), has not pledged and shall not pledge its assets for the benefit of any other Person (other than pledges of Property to Lender and its predecessors in interest under this Deed of Trust) and shall not acquire obligations or securities of its Affiliates.

(f) Borrower has been, is and will remain solvent and shall not incur any indebtedness which Borrower will not be able to repay when due, and Borrower has paid and will pay its debts and liabilities from its own assets as the same shall become due. Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or any general partner, managing member, sole member, manager or controlling shareholder of Borrower, and of the death, insolvency or bankruptcy filing of any Indemnitor.

(g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence as a single-purpose limited liability company, and neither Borrower nor any partner, limited or general, member or shareholder thereof, will amend, modify or otherwise change Borrower’s partnership certificate, partnership agreement, articles of incorporation or bylaws, articles of organization or operating agreement, trust or other organizational documents of Borrower in a manner which adversely affects Borrower’s existence as a Special Purpose Entity.

(h) Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts in its own name and separate from those of its Affiliates and any constituent party of Borrower. Borrower has prepared and maintained and will prepare and maintain its financial records and accounts in accordance with sound accounting principles consistently applied and susceptible to audit.

(i) Borrower has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof) including the general partner or any member of Borrower or any Affiliate of the general partner or any member of Borrower, shall correct any known misunderstanding regarding its status as a separate entity, has conducted and shall conduct business in its own name, has not and shall not identify itself or any of its Affiliates as a division or part of the other, and shall maintain and utilize separate stationery, invoices and checks.

(j) Borrower will file its own tax returns or, if Borrower is part of a consolidated group for purposes of filing tax returns, Borrower will be shown as a separate member of such group. Notwithstanding the foregoing, Borrower will report its taxable income or loss as part of the separate company information of Original Principal for inclusion in the Original Principal’s consolidated income tax return, or as applicable law otherwise permits or requires.

(k) Borrower will retain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (Borrower shall be permitted to distribute any remaining cash after payment of its current obligations and funding of appropriate operating reserves).

(l) To the fullest extent permitted by law, neither Borrower nor any constituent party of Borrower will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of Borrower.

(m) Borrower has not and will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party of Borrower, any Indemnitor, any Affiliate of any such constituent party or Indemnitor, or any other Person.

(n) Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party of Borrower, any Indemnitor, any Affiliate of any such constituent party or Indemnitor, or any other Person.

(o) Borrower does not and will not guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person. Borrower has not and will not hold its assets out as being available for the payment of any liability of any other Person.

(p) Borrower will not permit any Affiliate, except in the role as property manager satisfying the requirements of this Deed of Trust, independent access to its bank accounts.

(q) Borrower has paid and shall pay the salaries of its own employees from its own funds.

(r) Borrower has allocated and shall allocate fairly and reasonably any overhead for any office space which Borrower shares with any other Person.

(s) Borrower will not file or otherwise institute proceedings for Borrower to be adjudicated as bankrupt or insolvent, or consent to the filing or other institution of bankruptcy or insolvency proceedings against Borrower, or file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar relief with respect to the Borrower under any federal or state bankruptcy, insolvency, reorganization or other similar law or appoint or consent to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official of the Borrower) or a substantial part of Borrower’s properties, or make any assigment for the benefit of creditors, or, except as required by law, admit in writing the inability to pay its debts generally as they become due, declare or effect a moratorium on the payment of any obligations, or take any action as limited liability company, partnership or corporation in further of any such action, in any of the foregoing instances without the approval of the Original Principal or without the approval of (i) if Borrower shall be a limited liability company, the unanimous consent of its members and, if applicable, the unanimous consent of its managers, including, without limitation, any Independent Director (as defined below), (ii) if Borrower shall be a partnership, the unanimous consent of all of its partners, or (iii) if Borrower shall be a corporation, the unanimous consent of its directors, including, without limitation, any Independent Director.

(t) If Borrower is a limited partnership or a multiple-member limited liability company (i.e., this section (t) shall not apply if Borrower is a single-member limited liability company), the general partner or managing member of Borrower (the “SPE Entity”) shall be an entity whose sole asset is its interest in Borrower and the SPE Entity will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 12.1 as if such representation, warranty or covenant was made directly by the SPE Entity.

(u) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors or board of managers or other governing board or body, as applicable, (an “Independent Director”) of Borrower or, if applicable, the SPE Entity, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not have been at any time during the preceding five years and shall not be at any time while serving as an Independent Director (i) a direct shareholder of, or an officer, director, attorney, counsel, partner, member, manager or employee of, Borrower, the SPE Entity or any of their direct shareholders, subsidiaries or Affiliates (with the exception of serving as the Independent Director of the SPE Entity), (ii) a customer or creditor of, or supplier or service provider to, Borrower or any of its shareholders, subsidiaries or Affiliates (other than an ordinary business customer of Key Principal), (iii) a Person Controlling, Controlled by or under common Control with any such direct shareholder, officer, director, attorney, counsel, partner, member, manager, employee, customer (other than an ordinary business customer of Key Principal), supplier or other Person, or (iv) a member of the immediate family of any such direct shareholder, officer, director, partner, member, manager, employee, customer (other than an ordinary business customer of Key Principal), supplier or other Person or of any other director of the SPE Entity or Borrower.

(v) Borrower shall not cause or permit the board of directors or board of managers or other governing board or body of the SPE Entity to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPE Entity unless at the time of such action there shall be at least one member who is an Independent Director.

(w) Borrower has complied and will comply with each of the assumptions made with respect to Borrower in that certain opinion letter dated the date hereof (the “Insolvency Opinion”) delivered by Hogan & Hartson L.L.P. in connection with the Loan, and the certifications contained in any Borrower’s certificate referred to therein, and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Deed of Trust. The SPE Entity and each other Person other than Borrower with respect to which an assumption is made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, has complied and will comply with each of the assumptions made with respect to it in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto.

ARTICLE XIII

ENVIRONMENTAL COMPLIANCE

Section 13.1 Indemnity.

(a) Borrower hereby assumes liability for, and agrees to pay, protect, defend, indemnify and save Lender and its officers, directors, shareholders, principals, partners, representatives, employees, agents and their respective successors and assigns (collectively, “Indemnified Parties”) harmless from and against any and all Costs which may be imposed upon, reasonably incurred by or asserted or awarded against any Indemnified Party and Trustee or the Property, and arising directly or indirectly from: (i) the violation or alleged violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Borrower; (ii) the actual or alleged presence, release or threat of release of, or exposure to any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Borrower; (iii) any actual or alleged personal injury or property damage arising out of or related to Hazardous Materials on, in, under or affecting the Property; (iv) any acts or omissions that exacerbate an existing condition at the Property or that give rise to liability under any Environmental Law; (v) the failure by Borrower to comply fully with the terms and conditions of this Article XIII; (vi) the breach of any representation or warranty contained in this Article XIII; (vii) the enforcement of this Article XIII; (viii) complying with Environmental Laws in connection with the Property or surrounding areas or (ix) assessment, investigation, containment, monitoring, remediation and/or removal of any and all Hazardous Materials from the Property or any surrounding areas.

(b) Notwithstanding any provision hereof to the contrary, Borrower shall have no liability under this Deed of Trust with respect to Costs relating to Hazardous Materials which are initially placed on, in or under the Property after the earlier of (i) Lender or Trustee taking actual possession and control of the Property following an Event of Default, and (ii) Lender or Trustee exercising the power of sale contained herein or otherwise taking title to the Property. Borrower shall have no liability under this Deed of Trust to the Indemnified Parties or Trustee, as the case may be, with respect to Costs to the extent that same result from Trustee’s or Lender’s, as the case may be, willful misconduct or gross negligence.

(c) Borrower’s obligation to defend the Indemnified Parties hereunder shall include defense at both the trial and appellate levels and shall be with attorneys, consultants and experts reasonably acceptable to Lender.

Section 13.2 Representations Regarding Hazardous Materials. Borrower hereby represents, warrants and covenants, except as set forth in that certain environmental site assessment dated June 18 2004 and prepared by Property Solutions (the “Environmental Report”), as follows (notwithstanding the foregoing, items below which are covenants shall not also be deemed representations or warranties):

(a) To the best of Borrower’s knowledge, the Property and all businesses or operations conducted thereon are in compliance with all Environmental Laws;

(b) To the best of Borrower’s knowledge, except as described in the Environmental Report, including, without limitation, the summary of the Environmental Report annexed hereto as Exhibit B, no Hazardous Materials have been disposed of on or released (as used herein, “release” shall have the meaning provided in 42 U.S.C. § 9601(22)) at, onto or under the Property by Borrower or, to the Borrower’s best knowledge, after due inquiry and investigation, by any other Person, except for those substances used by Borrower or tenants of the Property in the ordinary course of their business in compliance with all Environmental Laws and not reasonably expected to give rise to liability under Environmental Laws;

(c) To the best of Borrower’s knowledge, except as described in the Environmental Report, including, without limitation, the summary of the Environmental Report annexed hereto as Exhibit B, no Hazardous Materials are located in, on or under, or have been handled, generated, stored, processed or discharged from the Property by Borrower or by any other Person, except for those substances used by Borrower or tenants of the Property in the ordinary course of their business in compliance with all Environmental Laws and not reasonably expected to give rise to liability under Environmental Laws;

(d) The Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to or arising under Environmental Laws;

(e) To the best of Borrower’s knowledge, there are no underground storage receptacles or surface impoundments, landfills or dumps for Hazardous Materials on the Property;

(f) Borrower has received no notice of, and to Borrower’s best knowledge, there exists no investigation, action, proceeding or claim by any Governmental Authority or by any Person which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Borrower know of any basis for any of the foregoing;

(g) To the best of Borrower’s knowledge, there is no asbestos-containing material or lead-based paint at the Property, nor are there any PCBs, endangered species habitats or wetlands at the Property in violation of any Environmental Laws;

(h) Except as previously disclosed in writing to Lender, Borrower has not knowingly waived or released any Person from liability with regard to Hazardous Materials in, on, under or around the Property, nor retained or assumed, contractually or otherwise, any other Person’s liability relative to Hazardous Materials or any claim, action or proceeding relating thereto, except for a release of the prior owner of the Property and the indemnification of the prior lender; and

(i) Neither the Property nor any other property owned by Borrower (i) is included or, to Borrower’s best knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any of the inventories of other potential “Problem” sites issued by the EPA or other applicable Governmental Authority nor (ii) otherwise identified by the EPA as a potential CERCLA site or included or, to Borrower’s knowledge, after due inquiry, proposed for inclusion on any such list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority.

Section 13.3 Covenants, Representations and Warranties. (items below which are covenants shall not also be deemed representations or warranties)

(a) Borrower shall, and shall cause all property managers, agents, employees, tenants and other permitted occupants of the Property to: (i) comply with all applicable Environmental Laws, (ii) keep or cause the Property to be kept free from Hazardous Materials (except those substances used by Borrower or tenants of the Property in the ordinary course of their business, in compliance with Environmental Laws), (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Materials on the Property, (iv) expressly prohibit the use, generation, handling, storage, production, release, processing and disposal of Hazardous Materials by all future tenants of the Property (except those substances used by such tenants in the ordinary course of their business, in compliance with Environmental Laws) and use all reasonable efforts to prevent existing tenants from taking any such actions, (v) in any event not install on the Property or permit to be installed on the Property polychlorinated biphenyls, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead-based paint, and (vi) prohibit the disposal and/or release of any Hazardous Materials on, at, beneath, or near the Property in violation of Environmental Laws.

(b) Borrower promptly shall notify Lender in writing should Borrower become aware of (i) any release of Hazardous Materials in violation of Environmental Laws (except those substances used by Borrower or tenants of the Property in the ordinary course of their business and in compliance with Environmental Laws) or other actual or potential environmental problem or liability with respect to or affecting the Property, (ii) any lien, action or notice of violation or potential liability affecting the Property or Borrower arising under any Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning Borrower or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Materials, or (iv) the discovery of any occurrence, condition or state of facts which would render any material representation or warranty contained in this Article XIII incorrect in any material respect if made at the time of such discovery. Borrower shall promptly transmit to Lender copies of any and all citations, orders, notices or, upon written request of Lender, other communications relating to any of the foregoing.

(c) Regardless of the source of contamination, Borrower shall, at its sole expense, promptly take or cause to be taken all actions necessary or advisable for the clean-up of the Property and other property affected by contamination originating from the Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions, in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority). Borrower shall further pay or cause to be paid, at no expense to Lender or Trustee, all clean-up, administrative and enforcement costs of the applicable Governmental Authority which may be asserted against the Property. In the event Borrower fails to do so, or following an Event of Default, Lender or Trustee, at its sole election, may cause the Property or other affected property to be freed from any Hazardous Materials in violation of Environmental Laws or otherwise brought into compliance with Environmental Laws. Any reasonable cost incurred in connection therewith shall be included in Costs. Borrower hereby grants to Lender and Trustee access to the Property and an irrevocable license to remove any items deemed by Lender to be Hazardous Materials in violation of Environmental Laws and to do all things Lender shall deem necessary or prudent to bring the Property into compliance with all Environmental Laws. However, Lender and Trustee shall have no obligation to inspect or clean up any Hazardous Materials. Lender and Trustee shall not be deemed a generator of any Hazardous Materials removed from the Property.

(d) Upon the request of Lender or Trustee, at any time (i) after an Event of Default or (ii) Lender or Trustee has reasonable grounds to believe that (x) Hazardous Materials in violation of Environmental Laws (or not used in the ordinary course of business of Borrower or a tenant) are or have been released, stored or disposed of on, in, under or around the Property or (y) the Property may be in violation of Environmental Laws, Borrower shall cause an investigation or audit of the Property to be undertaken by a hydrogeologist, environmental engineer or other appropriate consultant approved by Lender, to determine whether any Hazardous Materials (in violation of Environmental Laws) are located on, at or beneath the Property and/or whether the Property is in compliance with Environmental Laws. The scope of any investigation or audit shall be reasonably approved by Lender. If Borrower fails to provide reports of such investigation or audit within thirty (30) days after such request, Lender may, but shall have no obligation to, order the same. Borrower hereby grants to Lender, Trustee and their contractors access to the Property and an irrevocable license to undertake such investigation or audit. All reasonable costs of any such investigation or audit (following such Event of Default or based upon Lender’s reasonable belief, as required in the first sentence above) shall be included in Costs and shall be paid by Borrower in accordance with the terms of Section 13.4 (c) hereof.

(e) In the event that a Lien is filed against the Property pursuant to any Environmental Law, Borrower shall, within thirty (30) days from the date that Borrower receives notice of such Lien (but in any event ten (10) days prior to the date of any sale contemplated pursuant to such Lien), either (i) pay the claim and remove the Lien from the Property, or (ii) furnish (A) a bond reasonably satisfactory to Lender in the amount of the claim out of which the Lien arises, (B) a cash deposit in the amount of the claim out of which the Lien arises, (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the Lien arises, or (D) security in a form and amount satisfactory to the applicable Governmental Authority pursuant to a valid consent or other order, and Borrower shall promptly remove or arrange for the removal of the Lien. Notwithstanding the foregoing, Borrower shall use its best efforts to take all actions and make all payments necessary or prudent to prevent a sale pursuant to any Lien.

(f) The amount of Borrower’s liability hereunder is unrelated to the amount of the Loan and any failure of the Loan to be repaid in full. The enforcement of this Deed of Trust by Lender or Trustee shall not be construed by Borrower as an indirect attempt to recover any Loan deficiency or loss relating to the failure of the Loan to be repaid in full. Borrower acknowledges that it may have liability hereunder even if the Loan is repaid in full by reason of a full credit bid at any sale under this Deed of Trust, and that the amount of Borrower’s liability hereunder could exceed the entire amount paid by Borrower for the Property.

Section 13.4 Indemnification Procedures (Generally).

(a) If any action, proceeding, litigation or claim shall be brought or asserted against any Indemnified Party or Trustee for any matter which such Indemnified Party or Trustee is indemnified under this Deed of Trust or any other Loan Document, including, without limitation, matters addressed by other Articles of this Deed of Trust (each, a “Claim”), the applicable Indemnified Party or Trustee, as the case may be, shall promptly notify Borrower in writing thereof and Borrower shall promptly assume the defense thereof, including, without limitation, the employment of counsel reasonably acceptable to Lender or Trustee, as the case may be, and the negotiation of any settlement. The Indemnified Parties shall have the right, at the expense of Borrower (which expense shall be included in Costs), if such Indemnified Parties have reason to believe that their interests are not being adequately represented or diverge from other interests being represented by such counsel, to employ separate counsel in any such action and to participate in the defense thereof. In the event Borrower shall fail to discharge or undertake to defend any Indemnified Party or Trustee, as the case may be, against any Claim, such failure shall constitute an Event of Default and the applicable Indemnified Party or Trustee, as the case may be, may, at its sole election, defend or settle such Claim. The amount of Borrower’s liability hereunder shall include the settlement consideration and all other Costs comprising reasonable out-of-pocket expenses or any, which shall be paid by Borrower as provided in Section 13.4 (c) below. Costs incurred in connection with a Claim shall be reimbursed by Borrower without the requirement of waiting for the ultimate outcome of such Claim. In the event that the Indemnified Parties constitute more persons than Lender, all Indemnified Parties (i) agree that Lender shall be exclusive agent for all Indemnified Parties, (ii) Indemnitor shall only communicate through Lender as agent for all

Indemnified Parties, (iii) Lender, as agent for all Indemnified Parties, shall have the exclusive power and authority to act on behalf of and bind all Indemnified Parties, (iv) in no event shall Indemnitor be obligated to pay Costs which are duplicated among the Indemnified Parties and (v) without limiting the foregoing, Indemnitor’s liability for Costs shall be limited to the reasonable legal fees and costs of counsel engaged by Lender and not for separate counsel engaged by any other Indemnified Party.

(b) Without the prior written consent of an Indemnified Party or Trustee, as the case may be, which shall not be unreasonably withheld, Borrower shall not settle or compromise any Claim in any manner or consent to the entry of any judgment (i) in which the claimant or plaintiff does not unconditionally release the Indemnified Parties or Trustee, as the case may be, from all liability and obligations in respect of such Claim and obtain a dismissal of such Claim with prejudice; or (ii) that may adversely affect an Indemnified Party or Trustee, as the case may be (as determined in the reasonable discretion of Lender or Trustee, as the case may be) or obligate an Indemnified Party or Trustee, as the case may be, to pay any sum or perform any obligation.

(c) Borrower shall pay to the applicable Indemnified Party or Trustee, as the case may be, any and all Costs within twenty (20) days after written notice from Lender or Trustee, as the case may be. All Costs shall be reimbursable to the applicable Indemnified Party or Trustee, as the case may be, or, upon request of the applicable Indemnified Party or Trustee, as the case may be, paid directly to the party sending a bill or other statement to the applicable Indemnified Party or Trustee, as the case may be. Any Costs not paid within the aforementioned twenty (20) day period shall bear interest at the Default Rate from the date such notice is given until the date paid in full.

Section 13.5 General Provisions.

(a) If at any time all or any part of any payment received by Lender or Trustee, as the case may be, pursuant to this Deed of Trust shall be rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of Borrower, then the obligations of Borrower hereunder shall, to the extent of such rescinded or returned payment, be reinstated and shall continue as though such previous payment received by Lender or Trustee, as the case may be, had never occurred.

(b) Nothing contained in this Deed of Trust shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to cost recovery or contribution, which Borrower may have against any other Person under CERCLA or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(c) At Lender’s election, from time to time, Borrower shall reconvey this Deed of Trust with respect to any portion of the Property with respect to which Lender believes in good faith Hazardous Materials in violation of Environmental Laws have been discovered on, at, in, under, or above and have or are or reasonably likely to have a material adverse effect on the Property, Borrower, Lender, Trustee or the lien or priority of this Deed of Trust, or with respect to which Lender believes in good faith an Environmental Law has been or may have been violated which violation has or is reasonably likely to have a material adverse effect on the Property, Borrower, Lender, Trustee or the lien or priority of this Deed of Trust. Borrower shall, at Borrower’s expense, cause any consents, agreements and instruments to be entered into that may be reasonably required by Lender in connection with such reconveyance, including, without limitation, subdivision consents, appropriate surveys, appraisals of the subdivisions, consents of tenants, access agreements, easement agreements, consents of parties to existing agreements and consents of subordinate lienors. Borrower shall pay for any new title insurance policy or endorsement required by Lender in connection with any such release.

(d) This indemnification and the representations contained in Section 13.2 shall survive the termination of this Deed of Trust whether by repayment of the Debt, exercise of the power of sale hereunder, or otherwise. Nothing in this Article XIII shall be deemed to deprive Lender or Trustee of any rights or remedies otherwise available to Lender or Trustee, including, without limitation, those rights and remedies provided elsewhere in this Deed of Trust or the other Loan Documents.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Right of Entry. Lender, Trustee and their agents and employees shall have the right, subject to the rights of tenants under existing and valid Leases, to enter and inspect, and/or take any action permitted hereunder with respect to the Property at all reasonable times and, except in the event of an emergency, upon reasonable notice.

Section 14.2 No Merger. If Borrower’s and Lender’s estates become the same, whether by sale by Trustee of the Property, or otherwise, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates. Upon the a sale by Trustee of the Property, any Leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a result of such sale unless Lender or any purchaser at any such sale shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to the lessee or sublessee thereunder.

Section 14.3 Tax Reduction Proceedings. During the existence of an Event of Default, Borrower shall be deemed to have appointed Lender and Trustee as its attorneys-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

Section 14.4 Attorney-in-Fact. Without limiting the powers of attorney granted elsewhere in this Deed of Trust or the other Loan Documents, Borrower hereby appoints Lender or Trustee as its attorney-in-fact to take any action or make any performance on behalf of Borrower during the existence of an Event of Default, which Borrower fails to take or perform in accordance with the requirements of this Deed of Trust. Borrower shall reimburse Lender or Trustee, as the case may be, on demand for all reasonable costs and expenses incurred by Lender or Trustee, as the case may be, and such amounts not promptly paid by Borrower shall become part of the Debt. Such power shall be irrevocable for so long as any part of the Debt remains unpaid and shall be coupled with an interest.

Section 14.5 Substitution or Resignation of Trustee. (a) Lender may, without notice or cause, and in Lender’s sole discretion, substitute a successor or successors to the Trustee named herein or acting hereunder or fill a vacancy in the position of Trustee hereunder. Upon such appointment, and without conveyance to the successor Trustee, the latter shall be vested with the title, powers and duties conferred upon any Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument executed and acknowledged by Lender, containing reference to this Deed of Trust and its place of recordation. The recordation of such instrument in the office in which this Deed of Trust is recorded shall be conclusive proof of the proper appointment of such successor Trustee.

(b) Trustee may resign by written instrument executed by Trustee, containing reference to this Deed of Trust and its place of recordation. The recordation in the office in which this Deed of Trust is recorded and delivery to Lender of such instrument in accordance with Section 15.1(b) hereof shall be conclusive proof of the resignation of such Trustee. Upon such resignation, Lender may appoint a successor Trustee in accordance with Section 14.5(a) hereof.

Section 14.6 Conveyance by Trustee/Defeasance. Upon receipt by Trustee of written notice from Lender that the Debt has been fully paid and the obligations fully performed pursuant to the terms hereof and the other Loan Documents, Trustee shall reconvey the Property, without warranty, to Borrower or such Person or Persons lawfully entitled thereto.

ARTICLE XV

RULES OF CONSTRUCTION

Section 15.1 Rules of Construction. The following provisions shall apply to this Deed of Trust and also to any other Loan Document which expressly states that it incorporates by reference these Rules of Construction, and the application of these provisions to such other Loan Documents shall apply with the same import as though such provisions were fully set forth therein:

(a) General Rules of Usage. This Article shall apply to each Loan Document as from time to time amended, modified, replaced, restated, extended or supplemented, including by waiver or consent, and to all attachments thereto and all other documents or instruments incorporated therein. When used in any Loan Document governed by this Article: (i) ”hereof,” “herein,” “hereunder” and comparable terms refer to the entire Loan Document in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto; (ii) references to any gender include, unless the context otherwise requires, references to all genders, (iii) references to the singular include, unless the context otherwise requires, references to the plural, and vice versa; (iv) ”shall” and “will” have equal force and effect; (v) references in a Loan Document to “Article,” “Section,” “Paragraph” or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph or subdivision of or an attachment to such Loan Document, (vi) ”include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import and (vii) all references to the Property shall include all of the Property or any part or portion of the Property.

(b) Notices. All notices, consents, approvals, statements, requests, reports, demands, instruments or other communications to be given pursuant to any Loan Document (each, a “notice”) shall be in writing and shall be deemed given if addressed to the party intended to receive the same at the address set forth below (i) upon receipt when personally delivered at such address, (ii) four (4) Business Days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid, or (iii) one Business Day after the date of delivery of such notice to a nationwide, reputable commercial courier service for overnight delivery:

Lender:	Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center, 16th Floor
New York, New York 10080
Attention: Commercial Mortgage Financing

with a copy by the same means sent simultaneously to:

Winston & Strawn LLP
200 Park Avenue
NewYork, New York 10166
Attention: David M. Traitel, Esq.

Borrower:	XM 1500 Eckington LLC
1500 Eckington Place, NE
Washington, D.C. 20002
Attention: Gregory Cole

Indemnitor:	XM Satellite Radio Holdings Inc.
1500 Eckington Place, NE
Washington, D.C. 20002
Attention: Gregory Cole

with a copy of any notice to Borrower or Indemnitor by the same means sent simultaneously to:

Watt, Tieder, Haffar & Fitzgerald, L.L.P.
7929 West Park Drive, Suite 400
McLean, Virginia 22102
Attention: Thomas Galli

Trustee:	Elisabeth Zajic
c/o First American Title Insurance Company
1801 K Street NW, Suite 200K
Washington, D.C. 20006

Any party may change the address to which any notice is to be delivered to any other address within the United States of America by furnishing written notice of such change at least fifteen (15) days prior to the effective date of such change to the other parties in the manner set forth above. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Section 15.1(b), as applicable, without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such notice. Notices may be given on behalf of any party by such party’s attorneys.

(c) Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of the Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to the Loan Document waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

(d) Remedies Not Exclusive. No right or remedy conferred upon or reserved to any under any Loan Document is intended to be exclusive of any other remedy available to such party under the Loan Document or any other Loan Document, at law or in equity, and each and every such remedy shall be cumulative and in addition to every other remedy given thereunder or under any other Loan Document or now or hereafter existing at law or in equity. Remedies may be exercised in any order any party elects.

(e) Liability. If Borrower or Indemnitor consists of more than one Person, the obligations and liabilities of each such Person under such Loan Document shall be joint and several.

(f) Successors and Assigns. Each Loan Document shall be binding upon Borrower, Indemnitor, Lender and Trustee, as applicable, and their respective successors, assigns, heirs, executors and personal representatives, and shall inure to the benefit of Lender, Trustee, and all subsequent holders of the Loan Document and Borrower and Indemnitor and the respective officers, directors, employees, shareholders, agents, successors and assigns of any of the foregoing. Nothing in any Loan Document, whether express or implied, shall be construed to give any Person (other than the parties thereto and their permitted successors and assigns as expressly provided therein) any legal or equitable right, remedy or claim under or in respect of such Loan Document or any covenants, conditions or provisions contained therein. If any Loan Document is to be recorded, all of the grants, covenants, terms, provisions and conditions of such Loan Document shall run with the land.

(g) No Oral Modifications. Each Loan Document, and any of the provisions thereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower, Indemnitor Lender or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought.

(h) Entire Agreement. Each Loan Document, together with the other applicable Loan Documents, constitutes the entire agreement of the parties thereto with respect to the subject matter thereof and supersedes all prior written and oral agreements and understandings with respect to such subject matter.

(i) Waiver of Acceptance. Borrower and Indemnitor hereby waive any acceptance of any Loan Document by Lender and Trustee in writing, and the Loan Document shall immediately be binding upon Borrower or Indemnitor, as the case may be.

(j) Jurisdiction, Court Proceedings. EACH OF BORROWER, INDEMNITOR, LENDER AND TRUSTEE, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL, NONEXCLUSIVE JURISDICTION IN WASHINGTON, D.C., WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM, RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE LOAN, (II) AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN WASHINGTON, D.C., (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, (IV) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN WASHINGTON, D.C. AND (V) IRREVOCABLY AGREES NOT TO ASSERT ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN WASHINGTON, D.C., AND ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) Waiver of Jury Trial. BORROWER, INDEMNITOR, LENDER AND TRUSTEE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THE LOAN DOCUMENTS, THE LOAN OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH BORROWER OR INDEMNITOR MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY LENDER, TRUSTEE OR THEIR AGENTS AGAINST BORROWER OR INDEMNITOR, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS

WAIVER BY BORROWER AND INDEMNITOR OF THEIR RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND TO BORROWER TO ACCEPT THE LOAN.

(l) No Waivers by Lender or Trustee. No delay or omission of Lender or any other party hereto in exercising any right or power accruing upon any default under any Loan Document shall impair any such right or power or shall be construed to be a waiver of any default under such Loan Document or any acquiescence therein, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Acceptance of any payment after the occurrence of a default under any Loan Document shall not be deemed to waive or cure such default under such Loan Document; and every power and remedy given by the Loan Documents to Lender or Trustee may be exercised from time to time as often as may be deemed expedient by Lender or Trustee. Without limiting the generality of the foregoing, any payment made by Lender or Trustee for insurance premiums or Taxes or any other amounts in connection with or affecting the Property shall not constitute a waiver of Borrower’s or Indemnitor’s default in making such payments and shall not obligate Lender or Trustee to make any further payments. Borrower and Indemnitor hereby waive any right to require Lender or Trustee at any time to pursue any remedy in Lender’s or Trustee’s power whatsoever.

(m) Waiver of Notice. Except as specifically and expressly provided for in any Loan Document or pursuant to applicable Legal Requirements, neither Borrower nor Indemnitor shall be entitled to any notices of any nature whatsoever from Lender or Trustee. Each of Borrower and Indemnitor hereby expressly waives the right to receive any notice from Lender or Trustee with respect to any matter for which the Loan Document does not specifically and expressly provide for the giving of notice by Lender or Trustee to Borrower or Indemnitor, as the case may be.

(n) Offsets, Counterclaims and Defenses. Borrower and Indemnitor each hereby knowingly waives the right to assert any counterclaim, other than a compulsory counterclaim, in any action, suit or proceeding brought against either of them by Lender or Trustee. Any assignee of the Loan Documents or any successor of Lender shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan Documents which Borrower or Indemnitor may otherwise have against any assignor of the Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Indemnitor in any action, suit or proceeding brought by any such assignee under such Loan Documents. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action, suit or proceeding is hereby expressly waived by Borrower and Indemnitor.

(o) Restoration of Rights. In case Lender or Trustee shall have proceeded to enforce any right under any Loan Document by power of sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender or Trustee, then, in every such case, Borrower, Indemnitor, Lender and Trustee shall be restored to their former positions and rights thereunder.

(p) TIME OF THE ESSENCE. TIME SHALL BE OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS UNDER THE LOAN DOCUMENTS.

(q) Governing Law. Each Loan Document and all matters arising in connection therewith shall be governed by, and construed in accordance with, the laws of Washington, D.C., except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

(r) Savings Clause. Each Loan Document is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If, by the terms of any Loan Document, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of the principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the applicable maximum lawful rate of interest from time to time in effect. This provision shall supersede any inconsistent provision of this or any other Loan Document.

(s) Sole Discretion of Lender. Wherever pursuant to any Loan Document, Lender has the right to consent to or approve any matter, or when any arrangement or term is to be satisfactory to Lender or is in Lender’s discretion, the decision of Lender to consent or approve or deny consent or disapprove such matter or to decide that arrangements or terms are satisfactory or acceptable or not satisfactory or acceptable shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided therein.

(t) Counterparts. Any Loan Document may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same Loan Document. All signatures need not be on the same counterpart.

(u) Exhibits Incorporated; Headings. Any exhibits attached hereto and any provisions of other Loan Documents incorporated by reference herein, if any, shall be deemed to be incorporated therein with the same effect as if fully set forth in the body thereof. The headings and captions of the various articles, sections and paragraphs of the Loan Documents are for convenience of reference only and shall not be construed as modifying, defining or limiting, in any way, the scope or intent of the provisions thereof.

(v) No Joint Venture or Partnership. Borrower, Indemnitor and Lender intend that the relationship created under the Loan Documents be solely that of mortgagor and mortgagee, borrower and lender, or indemnitor and lender, as the case may be. Nothing therein is intended to create a joint venture, partnership, tenancy-in-common, agency or joint tenancy relationship between Borrower and Lender or Indemnitor and Lender, as the case may be, nor to grant to Lender any interest in the Property other than that of mortgagee or lender; it being the intent of the parties hereto that Lender shall not share in any loss whatsoever generated by the Property and that Lender shall have no control over the day-to-day management and operation of the Property.

(w) Remedies of Borrower and Indemnitor. If Borrower or Indemnitor, as the case may be, shall seek the approval or consent of Lender under any Loan Document, which Loan Document expressly provides that Lender’s approval shall not be unreasonably withheld, and Lender shall fail or refuse to give such consent or approval, Lender’s notice of disapproval shall specify in reasonable detail the reasons for such disapproval and the burden of proof as to whether or not Lender acted unreasonably shall be upon Borrower or Indemnitor, as the case may be. In addition thereto, in the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Loan Document it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower’s and Indemnitor’s remedies shall be limited to injunctive relief or declaratory judgment.

(x) Method of Payment. All amounts required to be paid by any party to the Loan Documents to any other party shall be paid in such freely transferable legal tender of the United States of America at the time of payment, either by wire transfer or check (subject to collection).

(y) [Intentionally Omitted]

(z) True Copy. By executing the Loan Documents, Borrower or Indemnitor, as the case may be, acknowledges that it has received a true copy of the Loan Documents.

(aa) Other Miscellaneous Provisions. With respect to the Loan Documents: (i) any act which Lender or Trustee, as the case may be, is permitted to perform thereunder may be performed at any time and from time to time by Lender or Trustee, as the case may be, or by any Person designated by Lender or Trustee, as the case may be, and (ii) each appointment of Lender as attorney-in-fact for Borrower or Indemnitor under such Loan Document shall be deemed irrevocable and coupled with an interest.

ARTICLE XVI

SEVERANCE OF LOAN DOCUMENTS

Section 16.1 Severance of Loan Documents. Lender shall have the right from time to time, at Lender’s cost, to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder; provided, however, that the weighted average of payments of interest and principal of the Severed Loan Documents shall be the same as that in effect as of the date hereof (any partial prepayments of principal, however, may cause the interest rate spread to change) and Borrower’s obligations shall not be increased in the aggregate. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a splitter and severance agreement and such other documents as Lender shall request in order to effect such, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower’s ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until ten (10) business days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents other than de minimis out of pocket costs (e.g., photocopy, delivery, telephone and postage charges) in connection therewith and the cost of counsel which Borrower may elect to retain in connection therewith.

ARTICLE XVII

STATE SPECIFIC PROVISIONS

To the extent of any inconsistency between the other provisions of this Deed of Trust and the provisions of this Article XVII, the provisions of this Article XVII shall prevail.

Section 17.1 [Intentionally Omitted]

Section 17.2 Rights and Remedies of Trustee. Trustees may act under the Deed of Trust jointly, or either Trustee may act separately, and each Trustee shall have full power to exercise all powers and discretions herein grant to Trustees without the joinder of any other Trustee. If an Event of Default shall exist, then Trustee may take possession of and sell (or in case of the default of any purchaser to resell) the Property, or any part thereof, all in accordance with the laws or rules of court of the District of Columbia relating to deeds of trust, including any amendments thereof, or additions thereto, which do not materially change or impair the remedy. This power of sale shall not be exhausted in the event any proceeding is dismissed before all of the Debt is satisfied in full. In connection with any foreclosure, Lender and/or Trustee may (y) procure such title reports, surveys, tax histories and appraisals as they deem necessary, and (z) make such repairs and additions to the Property as they deem advisable, all of which shall constitute Expenses (as defined below). In the case of any sale under this Deed of Trust, by virtue of judicial proceedings or otherwise, the Property may be sold as an entirety or in parcels, by one sale or by several sales, and any fixtures or collateral encumbered by this Deed of Trust may be sold at the same sale as the other Property or in one or more sales, as may be deemed by Trustees to be appropriate and without regard to any right of Borrower or any other person to the marshalling of assets (Borrower hereby waiving for itself and for any person claiming by or through it, application of the doctrines of marshalling of assets), for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms having first given such notice prior to the sale of such time, place and terms by publication as required by District of Columbia law, and such other times and by such other methods and upon such other terms, if any, as Trustee, in its sole discretion, shall elect. Trustees may cause such further public advertisement to be made as they may deem advisable, in accordance with applicable law, and any such sale may be adjourned by Trustees by announcement at the time and place appointed for such sale or for such adjourned sale, in accordance with applicable law, and, without further notice or publication, such sale may be made at the time and place to which the same shall be so adjourned, in accordance with applicable law. “Expenses” means all reasonable costs, expenses and other amounts of any nature whatsoever incurred and/or paid at any time and from time to time (whether before or after an Event of default) by Lender and/or Trustees in exercising and/or enforcing rights, powers and/or remedies provided in this Deed of Trust and/or any of the other Loan Documents, including, without limitation, attorneys’ fees, court costs, receivers’ fees, management fees, and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling the Property. Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as Trustees shall elect and as required by the laws of the District of Columbia. Upon the terms of such sale being complied with, Trustees shall convey to, and at the cost of, the purchaser or purchasers the interest of Borrower in the Property so sold, free and discharged of and from all estate, title or interest of Borrower, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money. Lender and any affiliates thereof may be a purchaser of the Property or of any part thereof or of any interest therein at any public sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, without forfeiting its right to collect any deficiency from Borrower; and Lender may apply upon the purchase price the Debt or any portion thereof secured hereby owing to Lender. Lender or its affiliate, as the case may be, upon any such purchase, shall acquire good title to the properties so purchased, free of the lien of this Deed of Trust and free of all rights of redemption in Borrower and free of all liens and encumbrances subordinate to this Deed of Trust.

Section 17.3 Application of Foreclosure Sale Proceeds. The proceeds of such sale or sales under this Deed of Trust, shall be held by Trustees and applied as follows: FIRST, (A) to pay all Expenses incurred and/or paid, (B) to pay Trustees a commission equal to the lesser of (x) one percent (1%) of the amount of the Debt and (y) $100,000.00, or such lesser amount as shall be designated by Lender in its sole discretion, (C) to pay all taxes, levies, assessments or other charges relating to the Property which have or in the opinion of Trustee may have, priority over the lien of this Deed of Trust, including the pro rata portion thereof applicable to the taxable period during which any payment is made pursuant to this subsection, and (D) to pay any other lien or encumbrance prior to the legal operation or effect of this Deed of Trust, unless such sale is made subject to any such lien or encumbrance; SECOND, to pay all of the other Debt and all interest then due and accrued thereon, which shall include interest through the date of ratification of the auditor’s account whether the same shall be due or not, it being agreed that the Note shall, upon such sale being made before the maturity of the Note, be and become immediately due and payable at the election of Borrower; THIRD, to pay the amount of any liens of record inferior to this Deed of Trust, together with lawful interest, and lawful claims of third parties against the proceeds of any sale; and LASTLY, to pay the remainder of said proceeds, if any, to Borrower or any other party entitled thereto unless otherwise required by law or directed by a court of competent jurisdiction. In the event that the proceeds of any such sale or sales, together with all other monies at the time held by Trustees under this Deed of Trust, are insufficient to pay the foregoing costs, expenses and amounts, Lender may, at its sole option, advance such sums as Lender in its sole and absolute discretion shall determine for the purpose of paying all or any part of such costs, expenses and amounts, and all such sums so advanced shall be (A) a lien against the Property, (B) added to the amount due under the Note and secured by this Deed of Trust, and (C) payable on demand with interest at the rate of interest then applicable to the principal balance of the Note, from and including the date each such advance is made. In the event the Property is advertised for sale under this Deed of Trust and is not sold, then Borrower shall pay to Trustees a commission equal to the lesser of (x) one percent (1%) of the aggregate amount of the Debt outstanding and (y) $100,000, or such lesser amount as may be designated by Lender in its sole discretion, and Borrower shall also pay to Trustees all reasonable expenses and disbursements incurred and made by Trustees in connection with the subject proposed sale.

Section 17.4 Substitution of Trustees. If any Trustee shall die, resign or become disqualified from acting in the execution of its duties and obligations under this Deed of Trust, or if Lender shall prefer to appoint a substitute Trustee or multiple substitute Trustees or successive substitute Trustees or successive multiple substitute Trustees, to act instead of the Trustees named in this Deed of Trust, Lender shall have the full power to appoint a substitute Trustee (or multiple substitute Trustees) in succession who shall succeed (and if multiple substitute Trustees are appointed, each of such multiple substitute Trustee shall succeed) to all the estates, rights, powers and duties of the Trustees named in this Deed of Trust. If multiple Trustees are appointed under this Deed of Trust or if multiple substitute Trustees are appointed, each of such Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other Trustees, whenever any action or undertaking of the Trustees is requested or required under or pursuant to this Deed of Trust or applicable law. If any deed or instrument of any nature is required from Borrower by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to such Trustee or substitute Trustee such estates, rights, powers and duties, then upon request by Lender or such Trustee or substitute Trustee, any and all such deeds and instruments shall be made, executed, acknowledged and delivered, and shall cause to be recorded and/or filed, by Borrower. Additionally, Borrower hereby irrevocably appoints Lender as Borrower’s attorney-in-fact to execute, acknowledge, deliver, record and file any such deed or instrument.

Section 17.5 Maturity Date. The maturity date for the loan evidenced by the Note is August 1, 2014.

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IN WITNESS WHEREOF, Borrower has duly executed this Deed of Trust the day and year first above written.

BORROWER:

XM 1500 ECKINGTON LLC,
a Delaware limited liability company

By:
Name:
Title:

Address of Borrower:
1500 Eckington Place, NE
Washington, D.C. 20002

Address of Lender:

4 World Financial Center

New York, New York 10080

Attention: Commercial Mortgage Financing

2

Address of Trustee:

c/o First American Title Insurance Company

1801 K Street, NW, Suite 200K

Washington, D.C. 20006

3

State of

County of

This instrument was acknowledged before me on August     , 2004 by                             , as                      of XM 1500 Eckington LLC, a Delaware limited liability company.

Notary Public,

My Commission expires:

4

LENDER’S ACKNOWLEDGMENT AND CONSENT

Lender is executing this Amended and Restated Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing to signify its consent to the amendment and restatement of the Existing Deed of Trust as set forth above. Nothing herein shall, or shall be deemed to, obligate Lender for repayment of any amount evidenced by the Note or secured by this Deed of Trust.

MERRILL LYNCH MORTGAGE LENDING, INC.,

By:
Name:
Title:

State of

County of

This instrument was acknowledged before me on August     , 2004 by                             , as              of Merrill Lynch Mortgage Lending, Inc., a Delaware corporation.

Notary Public,

My Commission expires:

5

EXHIBIT A

Legal Description

All of those lots or parcels of land located in County, District of Columbia and more particularly described as follows:

ALL that certain real property and the improvements thereon located in the District of Columbia and further described as follows:

Lots numbered Twenty-nine (29) and Thirty (30) in square numbered Thirty-five Hundred Eighteen (3518), in the subdivision made by Judd and Detwiler, incorporated, as per plat recorded in the Office of the Surveyor for the District of Columbia in Liber 159 at folio 159.

AND BEING the same property conveyed to Consortium One Eckington, L.L.C., by Deed from Judd & Detwiler, Inc., a District of Columbia corporation, dated June 29, 1998 and recorded July 6, 1998 as Instrument No. 9800052509.

EXHIBIT B

SUMMARY OF ENVIRONMENTAL REPORT

SCHEDULE I

EXISTING NOTE

That certain Secured Promissory Note made by XM 1500 Eckington LLC, a Delaware limited liability company, payable to the order of Fremont Investment & Loan, a California industrial loan association (“Fremont”) in the original principal amount of $29,000,000.00, which Secured Promissory Note was endorsed to Merrill Lynch Mortgage Lending, Inc., a Delaware corporation (“Merrill”), pursuant to that certain Allonge to Secured Promissory Note made by Fremont to Merrill and dated August     , 2004.

SCHEDULE II

EXISTING DEED OF TRUST

That certain Deed of Trust and Fixture Filing (the “Deed of Trust”) made by XM 1500 Eckington LLC, a Delaware limited liability company, to Elisabeth Zajic, as trustee, for the benefit of Fremont Investment & Loan, a California industrial loan association (“Fremont”) dated as of August 24, 2001 and recorded August 27, 2001 in the Land Records of Washington, D.C. as Instrument No. 2001081357, which Deed of Trust was assigned to Merrill Lynch Mortgage Lending, Inc., a Delaware corporation (“Merrill”), pursuant to that certain Assignment of Deed of Trust and Fixture Filing and Other Recorded Loan Documents made by Fremont to Merrill, dated as of August     , 2004 and submitted for recording in the Land Records of Washington, D.C.